UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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1st Constitution Bancorp

(Name of Registrant as Specified In Its Charter)

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1ST CONSTITUTION BANCORP

P.O. Box 634

2650 Route 130 North

Cranbury, New Jersey 08512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 21, 2020

To Our Shareholders:

The 2020 Annual Meeting of Shareholders of 1st Constitution Bancorp will be held on Thursday, May 21, 2020 at 3:00 p.m. Eastern Time. This year, we are planning to hold the Annual Meeting virtually over the Internet at https://web.lumiagm.com/230355398. Due to the public health and safety concerns arising from the outbreak of the coronavirus (COVID-19), and to comply with the governmental orders restricting travel and in-person gatherings, we determined that a virtual meeting is in the best interests of our shareholders, employees and Board of Directors. Unless we publicly announce a change in our plans in the manner set forth below, you will not be able to attend the Annual Meeting at a physical location.

Shareholders on the April 8, 2020 record date, or their proxy holders, are welcome to attend and participate in the live webcast of the Annual Meeting at https://web.lumiagm.com/230355398. To participate in the Annual Meeting virtually over the Internet, you must retain your 11-digit control number printed on your proxy card below your Account Number. Please carefully review the Proxy Statement for the 2020 Annual Meeting of Shareholders for further instructions on how to access the live webcast.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

1.	The election of four directors to the Company’s Board of Directors;

2.	The adoption of the 1st Constitution Bancorp 2020 Directors Stock Plan;

3.	The approval of the compensation of our named executive officers on an advisory (non-binding) basis;

4.	The ratification of the selection of BDO USA LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year; and

5.	The conduct of other business if properly raised.

The Board of Directors of the Company believes that the election of the nominees and the proposals being submitted to the shareholders are in the best interest of the Company and its shareholders and urges you to vote in favor of the nominees and the proposals.

Shareholders of record at the close of business on April 8, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. As always, but especially now given the uncertainties posed by the coronavirus (COVID-19) pandemic, we encourage you to submit your proxy promptly and prior to the Annual Meeting, whether or not you plan to attend the Annual Meeting. You may submit your proxy by completing and mailing the enclosing proxy card or over the Internet by following the instructions on the enclosed proxy. Submitting your proxy now will not prevent you from voting at the Annual Meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting by delivering to the Company a later-dated proxy card or by delivering a written notice of revocation to the Company.

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If we determine that it is permissible and safe to do so, we may hold a “hybrid” meeting, meaning that you would be able to attend the Annual Meeting either over the Internet by participating in and listening to a live webcast of the meeting, or in-person at our Main Office.  We will announce plans to hold a meeting at a physical location in a press release and additional proxy materials that we would file with the Securities and Exchange Commission and make available on our website at http://www.1stconstitutionbank.com under “Investor Relations.”  In such event, the physical component of the Annual Meeting would be held at our Main Office, located at 2650 Route 130 & Dey Road, Cranbury, New Jersey 08512.  At this time, we expect that the Annual Meeting will be held solely by means of live webcast over the Internet at https://web.lumiagm.com/230355398. Please monitor our website for further information.

Important notice regarding the availability of proxy materials for the 2020 Annual Meeting of Shareholders: The Proxy Statement for the 2020 Annual Meeting of Shareholders and 2019 Annual Report to Shareholders are available at: http://www.astproxyportal.com/ast/20330/.

By Order of the Board of Directors

ROBERT F. MANGANO President and Chief Executive Officer

Cranbury, New Jersey

April 16, 2020

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, please submit your proxy as promptly as possible, whether or not you plan to attend the Annual Meeting. The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum at the Annual Meeting. You may submit your proxy over the Internet or by completing and mailing the enclosed proxy card. You may also vote at the Annual Meeting.

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1ST CONSTITUTION BANCORP

P.O. Box 634

2650 Route 130 North

Cranbury, New Jersey 08512

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON MAY 21, 2020

GENERAL PROXY STATEMENT INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of 1st Constitution Bancorp (the “Company”) for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 21, 2020, at 3:00 p.m. Eastern Time. This year, we are planning to hold the Annual Meeting virtually over the Internet at https://web.lumiagm.com/230355398 due to the outbreak of the coronavirus (COVID-19). Unless we publicly announce a change in our plans in the manner set forth below, you will not be able to attend the Annual Meeting at a physical location.

To attend and participate in the live webcast of the Annual Meeting, you must login to https://web.lumiagm.com/230355398 using the 11-digit control number printed on your proxy card below your Account Number and the meeting password, which is 1st2020. To access the Annual Meeting virtually over the Internet, you must retain your 11-digit control number printed on your proxy card. Please carefully review the section below titled “Attending the Annual Meeting” for further instructions on how to access the live webcast.

If the New Jersey State of Emergency is terminated and we are otherwise permitted to hold a meeting at a physical location, we may determine to hold a “hybrid” meeting, meaning that you would be able to attend the Annual Meeting either over the Internet by participating in and listening to a live webcast of the meeting, or in-person at our Main Office.  If we determine that it is permissible and safe to do so, we will announce plans to hold a meeting at a physical location in a press release and additional proxy materials that we would file with the Securities and Exchange Commission and make available on our website at http://www.1stconstitutionbank.com under “Investor Relations.”  In such event, the physical component of the Annual Meeting would be held at our Main Office, located at 2650 Route 130 & Dey Road, Cranbury, New Jersey 08512.  At this time, we expect that the Annual Meeting will be held solely by means of live webcast over the Internet at https://web.lumiagm.com/230355398. Please monitor our website for further information.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 16, 2019.

The Company’s principal executive office is 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512. 1st Constitution Bank is a wholly-owned subsidiary of the Company and is sometimes referred to as the “Bank.”

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Outstanding Securities and Voting Rights and Procedures

The Board of Directors fixed the close of business of the Company (5:00 p.m. Eastern Time) on April 8, 2020 as the record date and time for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record as of that date and time will be entitled to notice of, and to vote at, the Annual Meeting.

On the record date, there were 10,201,298 shares of common stock of the Company issued and outstanding and eligible to be voted at the Annual Meeting. Each share is entitled to one vote on each matter properly brought before the Annual Meeting. Other than Company common stock, there are no other outstanding securities of the Company entitled to vote at the Annual Meeting.

For each proxy timely submitted by a shareholder and that is not revoked, the shares represented thereby will be voted at the Annual Meeting in the manner specified on the proxy. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends, that is, (a) “FOR” the election of the four nominees for director named in this proxy statement; (b) “FOR” the adoption of the 1st Constitution Bancorp 2020 Directors Stock Plan; (c) “FOR” the approval (on an advisory basis) of the compensation of our named executive officers; (d) “FOR” the ratification of the selection of BDO USA LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year; and (e) in connection with the conduct of other business, if properly raised, in accordance with the judgment of the person or persons named as proxies. If, for any reason, any nominee for director is unable or unavailable to serve or for good cause will not serve, an event that we do not anticipate, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the size of the Board may be reduced.

You may vote your proxy by mail, through the Internet or by attending and voting at the Annual Meeting. As always, but especially now given the uncertainties posed by the coronavirus (COVID-19) pandemic, we encourage you to submit your proxy promptly and prior to the Annual Meeting by mail or over the Internet, whether or not you plan to attend the Annual Meeting. To submit your proxy by mail, please complete your proxy card, sign your name exactly as it appears on your proxy card, date and mail your proxy card in the envelope provided as soon as possible. If you wish to vote using the Internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page and use the control number shown on your proxy card when prompted to do so. If you submit your proxy over the Internet, you must do so no later than 11:59 p.m. Eastern Time on May 20, 2020. Submitting your proxy now will not prevent you from voting at the Annual Meeting.

If any other matters are properly presented at the Annual Meeting for consideration, such as consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote, unless the shareholder otherwise specifies in the proxy. As of the date of this proxy statement, we do not anticipate that any other matters will be raised at the Annual Meeting.

Attending the Annual Meeting

All shareholders as of the April 8, 2020 record date, or their proxy holders, are welcome to attend the Annual Meeting. Due to the public health and safety concerns arising from the outbreak of the coronavirus (COVID-19), and to comply with the governmental orders restricting travel and in-person gatherings, we determined that a virtual meeting is in the best interests of our shareholders, employees and Board of Directors. Unless we publicly announce a change in our plans in a press release and additional proxy materials that we would file with the Securities and Exchange Commission and make available on our website at http://www.1stconstitutionbank.com under “Investor Relations,” you will not be able to attend the Annual Meeting at a physical location.

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TO ENSURE THAT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING, YOU MUST RETAIN THE 11-DIGIT CONTROL NUMBER PRINTED ON YOUR PROXY CARD.

All shareholders of record at the close of business on April 8, 2020 will be able to attend and participate in the Annual Meeting on May 21, 2020 at 3:00 p.m. via live webcast. You can access the Annual Meeting online by visiting https://web.lumiagm.com/230355398. We encourage you to access the meeting prior to the start time and to leave ample time to login. To login to the meeting as a “Shareholder,” you will need to enter your 11-digit control number, which is printed on your proxy card below your account number, and the meeting password, which is 1st2020. Otherwise, you may log into the meeting as a “Guest.” However, to have the ability to vote and ask questions during the Annual Meeting, you must login as a “Shareholder” with your control number and the meeting password.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” Beneficial owners should have received a proxy card and voting instructions with these proxy materials from the registered holder of your shares rather than directly from us. To participate in the live webcast of the Annual Meeting or to attend the Annual Meeting in person, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a legal proxy form. It is expected that brokers and banks will receive a large number of requests for legal proxies, so we encourage you to contact the registered holder of your shares to obtain a legal proxy no later than 5:00 p.m., Eastern Time, on May 7, 2020.

To attend and participate in the live webcast of the Annual Meeting, you must then register in advance after obtaining a valid legal proxy from your broker, bank or other agent. To register to attend the Annual Meeting virtually, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to our Transfer Agent, American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 14, 2020. You will receive a confirmation of your registration by email from American Stock Transfer & Trust Company, LLC after your registration materials are received.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received voting instructions from the beneficial owner.

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Certain proposals, such as the ratification of the appointment of auditors, are considered “routine” matters, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” proposals, such as the election of directors, the proposal to adopt the 1st Constitution Bancorp 2020 Directors Stock Plan and the advisory vote to approve the compensation of our named executive officers, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect a director. An abstention or a broker non-vote will have no effect on the outcome of the vote on the election of a director. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the 1st Constitution Bancorp 2020 Directors Stock Plan, to approve the compensation of our named executive officers and to ratify the selection of BDO USA LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year. The vote for the approval of the compensation of our named executive officers is on an advisory basis and is therefore non-binding. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote on the adoption of the 1st Constitution Bancorp 2020 Directors Stock Plan, the approval of the compensation of our named executive officers and the ratification of the selection of BDO USA LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

Election inspectors appointed for the Annual Meeting will tabulate the votes cast by proxy or in person at the meeting. The election inspectors will determine whether or not a quorum is present. Votes will NOT be considered cast if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, if directions are given in a written proxy to withhold votes, or if the votes are withheld by a broker.

Revocability of Proxies

You can change or revoke your proxy at any time before it is exercised at the Annual Meeting:

1.	By timely delivery of a properly executed, later-dated proxy card,
2.	By timely delivery of a written revocation,
3.	By submitting a new proxy via the Internet no later than 11:59 p.m. Eastern Time on May 20, 2020, or
4.	By attending the Annual Meeting and either giving notice of revocation or voting in person.

A later-dated proxy or written revocation will be considered timely delivered if received by the Corporate Secretary of the Company (i) prior to the Annual Meeting at P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512, or (ii) at the Annual Meeting before proxies are voted.

If your shares are held in the name of a bank, broker, or other holder of record, you must obtain from the holder of record a valid legal proxy executed in your favor. To register to attend the Annual Meeting virtually, you must then submit proof of your legal proxy to our Transfer Agent, American Stock Transfer & Trust Company, LLC and follow the instructions set forth above under “Attending the Annual Meeting.” If you submit a proxy and then wish to change your vote, you will need to revoke the proxy that you have submitted.

Multiple Copies of Annual Report and Proxy Statement

When more than one holder of Company common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Company common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

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We will deliver promptly, upon written or oral request, a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. You may make such a request in writing to Stephen J. Gilhooly, Senior Vice President and Chief Financial Officer, 1st Constitution Bancorp, at P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512, or by calling Mr. Gilhooly at (609) 655-4500. This proxy statement and the annual report are available at: http://www.astproxyportal.com/ast/20330/.

You may also contact Mr. Gilhooly at the address or telephone number above if you are a shareholder of record of the Company and you wish to receive a separate annual report or proxy statement, as applicable, in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

Solicitation of Proxies

This proxy solicitation is being made by the Board. The cost of the solicitation will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile, email, or other electronic means by officers, directors and employees of the Company. We will not specially compensate those persons for such solicitation activities. Although we do not expect to do so, we may retain a proxy-soliciting firm to assist us in soliciting proxies. If so, we would pay the proxy-soliciting firm a fee and reimburse it for certain out-of-pocket expenses. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

ITEM 1 – ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three separate classes of directors, designated as Class I, Class II and Class III. The directors in Class I are serving a three-year term that expires at the 2021 Annual Meeting; the directors in Class II are serving a three-year term that expires at the 2022 Annual Meeting; and the directors in Class III are serving a three-year term that expires at the 2020 Annual Meeting; and in each case until their successors are duly elected and qualified. At each annual meeting of shareholders, one class of directors is elected for terms of three years to succeed to those directors in the class whose terms then expire.

The Company’s certificate of incorporation requires each class of directors to consist as nearly as possible of one-third of the authorized number of directors. In the event that a nominee stands for election as a director at an annual meeting of shareholders as a result of an increase by the Board of Directors of the authorized number of directors and such nominee is to serve in a class of directors whose term is not expiring at such annual meeting of shareholders, the nominee, if elected, may stand for an initial term expiring concurrent with the expiration of the term of the directors in the class to which such nominee is elected as a director.

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The director nominees for election at the 2020 Annual Meeting are the four nominees for election as Class III directors: Raymond R. Ciccone, Edwin J. Pisani, Roy D. Tartaglia and Robert F. Mangano, who, if elected, will each serve a three-year term expiring in 2023 and until their successors are duly elected and qualified.

The number of nominees was determined by the Board of Directors pursuant to the Company’s by-laws. If, for any reason, any nominee for director is unable or unavailable to serve or for good cause will not serve, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the size of the Board may be reduced. The Board believes that the named nominees are available, and, if elected, will be able to serve.

DIRECTORS

The following tables set forth (i) the name, age and class of the nominees for election to director, the names, ages and classes of the directors whose terms extend beyond 2020, (ii) the other positions and offices presently held by such persons with the Company, if any, (iii) the period during which such persons have served on the Board of Directors, if applicable, (iv) the expiration of each director’s term as a director if such nominee is elected as a director at the 2020 Annual Meeting and (v) the principal occupations and employment of such persons during the past five years. Additional biographical information for each person follows the tables.

NOMINEES FOR ELECTION AT 2020 ANNUAL MEETING

Name and Position with the Company, if any	Age	Class	Director Since	If Elected, Expiration of Term	Principal Occupation

Raymond R. Ciccone	62	III	2019	2023	CPA, Managing Partner, Ciccone, Koseff & Company, CPAs, Ship Bottom, New Jersey Forensic Accountant, Partner, The Forensic Accounting Group, Inc., Ship Bottom, New Jersey

Edwin J. Pisani	70	III	2016	2023	CPA, Retired Partner, Ernst & Young, LLP

Roy D. Tartaglia	69	III	2016	2023	Retired CEO

Robert F. Mangano, President and Chief Executive Officer	74	III	1999	2023	President and Chief Executive Officer, 1st Constitution and 1st Constitution Bank, Cranbury, New Jersey

Set forth below is the name of, and certain biographical information regarding, the director nominees.

Raymond R. Ciccone, a Certified Public Accountant, has served as a director of the Company and the Bank since November 2019 and has been practicing forensic accounting for over 30 years. Mr. Ciccone is the managing partner of Ciccone, Koseff & Company, Certified Public Accountants in Ship Bottom, New Jersey, which he founded in 1988. Since 1995, Mr. Ciccone is also a partner and practices as a forensic accountant with The Forensic Accounting Group, Inc., which specializes in providing litigation services, due diligence review, business consulting, claim investigation, expert witness services and more to individuals and businesses. In addition to being a Certified Public Accountant and Certified in Financial Forensics by the American Institute of Certified Public Accountants, Mr. Ciccone holds a Bachelor of Science degree in Accounting from Stockton University and Master of Science degree in Taxation from Seton Hall University. Since 2008, Mr. Ciccone served as a director and Chairman of the Audit Committee of Shore Community Bank until November 2019, when Shore Community Bank was merged with and into the Bank. Mr. Ciccone has served as a Trustee of Stockton University since 2011, and was named as Chairman of the Board of Trustee of Stockton University in 2020.

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Mr. Ciccone is qualified to serve on our Board of Directors because of his education, his business skills and expertise, his extensive financial and accounting knowledge, and his familiarity with the communities that the Bank serves.

Edwin J. Pisani, a Certified Public Accountant, has served as a director of the Company since 2016, as a director of the Bank since 2014, and has over 40 years of audit and advisory experience in the financial services industry, most recently as the managing partner of Ernst & Young LLP’s Risk Management and Regulatory Consulting practice, from which he retired on June 30, 2014. Mr. Pisani currently serves on the Board of Directors of Centurion Ministries, Inc., a nonprofit organization, and on the Board of Director and Audit Committee of Peak Offshore Funds. Mr. Pisani has a B.S. in electrical engineering from Clarkson University, a Masters of Business Administration from Carnegie Mellon University, and a Masters of Accounting from Northwestern University.

Mr. Pisani is qualified to serve on our Board of Directors because of his education, his business skills and expertise, including his service as Chairman of the Audit Committee, and his extensive financial and accounting knowledge, gained through years of practicing as a Certified Public Accountant in the financial services industry.

Roy D. Tartaglia was a co-founder and has served as a director of the Company since 2016 and the Bank since 1989, where he serves on the Loan and Investment Committee. Prior to his retirement in 2000, Mr. Tartaglia was the chief executive officer of RTK Group, a telecommunications company, where he oversaw mergers and acquisition activity, operations, finance and marketing functions. Mr. Tartaglia was educated at Brandywine College, and was named to Who’s Who Among Students in American Junior Colleges (1971).

Mr. Tartaglia is qualified to serve on our Board of Directors because of his education, his business skills and expertise, including service on the Board of Directors of the Bank, and his extensive management knowledge, gained through years of serving as a chief executive officer.

Robert F. Mangano is the President and Chief Executive Officer of the Company and of the Bank, in which roles he has served since 1996. Prior to joining the Bank in 1996, Mr. Mangano was President and Chief Executive Officer of Urban National Bank, a community bank in northern New Jersey, for a period of three years and a Senior Vice President of another bank for one year. Prior to such time, Mr. Mangano held a senior position with Midlantic Corporation for 21 years. Mr. Mangano is Chairman of the Audit Committee of the Englewood Hospital Medical Center and serves on the Board of Trustees of Englewood Hospital Medical Center and its parent board.

Mr. Mangano is qualified to serve on our Board of Directors because of his business skills and experience, his extensive knowledge of financial and operational matters acquired from a long and illustrious career working for several banks in increasingly senior roles and leadership positions, and his deep understanding of the Company’s and the Bank’s people and products that he has acquired in over 20 years of service.

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DIRECTORS WHOSE TERMS EXTEND BEYOND THE 2020 ANNUAL MEETING

Name and Position with the Company, if any	Age	Class	Director Since	Expiration of Term	Principal Occupation

Charles S. Crow, III, Chairman of the Board	70	I	1999	2021	Attorney, Crow & Cushing, Princeton, New Jersey

J. Lynne Cannon	73	I	2013	2021	Chief Executive Officer, Consulting, Princeton Management Development Institute, Trenton, NJ

Carmen M. Penta	75	I	2017	2021	CPA, Partner, Addeo, Polacco & Penta, LLC, Eatontown, New Jersey

William J. Barrett	64	I	2017	2021	Associate Dean, Madden School of Business, Le Moyne College CPA, Retired Partner, Ernst & Young, LLP

James G. Aaron	75	II	2014	2022	Attorney, Partner, Ansell Grimm & Aaron, Ocean Township, NJ

Antonio L. Cruz	64	II	2016	2022	Retired Attorney

William M. Rue, Director and Corporate Secretary	72	II	1999	2022	Chairman, Chas E. Rue & Son, Inc., Hamilton, New Jersey

Set forth below are the names of, and certain biographical information regarding, the directors of the Company whose terms extend beyond the 2020 Annual Meeting.

Charles S. Crow, III has served as the Chairman of the Board of the Company and of the Bank since March 2005. Mr. Crow served as Corporate Secretary of the Company from February 2000 until May 2005 and as Chairman of the Audit Committee from May 2002 until May 2005. Mr. Crow is a partner in the law firm of Crow & Cushing in Princeton, New Jersey, which is the successor to Crow & Associates. From January 1, 1992 to November 30, 1998, Mr. Crow was a partner in the law firm of Crow & Tartanella in Somerset, New Jersey. Mr. Crow serves as a director and Audit Committee member of the following funds: Parsoon Opportunity Fund Ltd.; Tenor Opportunity Master Fund, Ltd.; and Tenor Opportunity Fund, Ltd. Mr. Crow previously served as a director of the following funds: QCM OTUS Fund SPC LTD AFP SP; Blenheim Commodity Fund, Ltd; Blenheim Global Markets Fund, Ltd.; Blenheim Diversified Dynamic Alpha Fund Ltd.; Arden-Sage Multi-Strategy Fund; Arden Sage Multi-Strategy TEI Fund; Arden Investment Series Trust (ARDNX); Aria Opportunity Fund, Ltd.; and Aria Opportunity Offshore Fund, Ltd. Mr. Crow also currently serves as a member of the Board of Managers of Investor Analytics LLC. In the past, Mr. Crow has served as a trustee with respect to alternative mutual funds and other registered investment advisory companies registered with the SEC under the Investment Company Act of 1940. The companies mentioned are private open-ended fund companies invested in traditional and alternative investments. Mr. Crow is also a director and member of the Compensation and Finance Committees of Centurion Ministries, Inc., a nonprofit entity that seeks to vindicate and free from prison those individuals who are factually innocent of the crimes for which they have been convicted. In addition, Mr. Crow currently serves as Chair of the Finance Committee, Vice Chair and Trustee of the Antique Boat Museum in Clayton, New York, having previously served as the Chair of the Audit Committee.

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Mr. Crow is qualified to serve on our Board of Directors because of his education, his business skills and expertise, and his extensive legal knowledge, acquired over the years from private legal practice as well as through his service on other boards.

J. Lynne Cannon, has served as a director of the Company and the Bank since 2013. Ms. Cannon has served as Chief Executive Officer of the Princeton Management Development Institute, a firm serving biotechnology and pharmaceutical businesses, since June 2006. Prior to this, Ms. Cannon served as Global Senior Vice President of Human Resources for Novartis Biomedical Research Institute and for Bristol Myers Pharmaceutical Research. Ms. Cannon has more than 30 years of corporate and consulting experience in areas such as global strategic business and human resources management, succession planning, organizational development and restructuring, executive search and selection and leadership development.  Ms. Cannon holds graduate degrees in Organizational and Counseling Psychology from Columbia University where she has also pursued doctoral studies. Ms. Cannon has been a member of the RWJ Hamilton Board of Directors for more than 16 years, where she has served as the Chair and Vice Chair. Ms. Cannon is also a current member of the Arcadia University Board of Trustees, where she serves on the Governance and Strategic Planning Committees, and the Mercer County Community College Foundation Board of Trustees. She was named the New Jersey Hospital Associations Trustee of the Year in 2014 and served on the National Hospital Association Governance Committee on National Hospital Association Board of Trustees from 2015 to 2017.

Ms. Cannon is qualified to serve on our Board of Directors because of her education, her business skills and expertise, and her extensive consulting experience, as well as her service on other boards.

Carmen M. Penta, has served as a director of the Company and the Bank since 2017. Mr. Penta, a Certified Public Accountant, has been a partner at the firm of Addeo, Polacco & Penta, LLC in Eatontown, New Jersey since 2014. From January 1998 to March 2014, Mr. Penta was a partner at EisnerAmper LLP. Prior to that, Mr. Penta was a partner in the accounting firms of Wiener, Penta & Goodman, P.C., and Amper, Politziner & Mattia, P.C., Certified Public Accountants and Consultants. Mr. Penta previously served as a director for Colonial American Bank, where he served as a member of the Colonial American Bank compensation committee and loan committee and as chairman of the audit committee. Colonial American Bank subsequently merged into Ocean First Bank. Mr. Penta also served as a member of the Board of Directors of Central Jersey Bancorp from January 26, 2006 until November 30, 2010 when Central Jersey Bancorp was merged with and into Kearny Financial Corp.  Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, Mr. Penta served as a member of the Board of Directors of Monmouth Community Bancorp (the predecessor to Central Jersey Bancorp) since its inception.  Mr. Penta also served as a member of the Board of Directors of Central Jersey Bank, N.A. since its inception.  Mr. Penta serves on the Board of Trustees of the Brookdale Foundation. He is a former member of the Congressional Award Council, a past member of the Advisory Board of Jersey Shore Bank, past Assistant Treasurer for the Long Branch Ronald McDonald House and served on the Board of Directors of the West Long Branch Sports Association.  He is also a member of the New Jersey Society of Certified Public Accountants, the American Institute of Certified Public Accountants and the Finance Committee of Big Brothers, Big Sisters.  Mr. Penta attended Pennsylvania State University and received a B.S. degree from Monmouth University.

Mr. Penta is qualified to serve on our Board of Directors because of his education, his business skills and expertise, and his extensive accounting knowledge, acquired through the years from practicing as a Certified Public Accountant, as well as from his service on other boards, and his familiarity with the communities that the Bank serves.

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William J. Barrett, a Certified Public Accountant, retired from Ernst & Young LLP in June 2016, where he was a partner since October 1989, and has served as a director of the Company and the Bank since 2017. While at Ernst & Young LLP, Mr. Barrett provided accounting, auditing and advisory services to clients across a variety of industries, including local, regional and international banks and other financial services organizations. Mr. Barrett has experience in advising on business strategy, risk management, business technology, and technology-related risks, including cybersecurity. Since August 2016, Mr. Barrett has been on the faculty of Le Moyne College in Syracuse, New York, and currently serves as a Professor of Practice on the accounting faculty and the Associate Dean of the Madden School of Business. He served as a member of Le Moyne College’s Board of Trustees and Finance and Audit Committee from 2008 to 2017. Additionally, Mr. Barrett currently serves on the Risk Advisory Committee of Geller and Company, a financial and professional services firm in New York. Mr. Barrett has a B.S. degree in Accounting from Le Moyne College and an M.B.A. in Finance from Case Western Reserve University.

Mr. Barrett is qualified to serve on our Board of Directors because of his education, his business skills and expertise, extensive accounting knowledge, and extensive experience with enterprise and technology-related risks.

James G. Aaron is a senior member and shareholder in the law firm of Ansell, Grimm &Aaron, P.C., located in Ocean Township, New Jersey, and has been with such law firm since 1996.  Mr. Aaron chairs the firm’s Municipal Law and Bankruptcy Practice Department.  Mr. Aaron is licensed to practice law in the State of New Jersey, the United States District Court for the District of New Jersey, the United States District Court for the Eastern District of New York, and the United States Court of Claims, and is a member of the Monmouth County and New Jersey State Bar Associations. Mr. Aaron served as the municipal attorney for the City of Long Branch from 1994 to 2018. Mr. Aaron is a founder of Central Jersey Bank, N.A., a federally chartered institution, and served from 1996 until 2010 as a director and member of its executive committee. Mr. Aaron also served as a director of Colonial American Bank, and as chairman of the Board of Directors of Rumson-Fair Haven Regional Bank (prior to its merger with the Bank in February 2014). Mr. Aaron has served as a director of the Company and the Bank since 2014 and currently serves on the Loan and Investment Committee and the Nominating Committee. Mr. Aaron is currently a member of the Board of Trustees of Monmouth Medical Center, which is a part of the Saint Barnabas Medical System, where he serves on the strategic planning, medical practices, and community action committees. Mr. Aaron is also a member of the Board of Trustees of the Axelrod Performing Arts Center, the vice president and chairman of the Board of Directors of ERBA Co., Inc., and a member of the Board of Trustees of the New Jersey Jewish Home for Rehabilitation and Nursing. Additionally, Mr. Aaron served as a member of the board of trustees of Hollywood Golf Club in Deal, New Jersey from 2009 to 2017, and as president of Hollywood Golf Club from 2014 to 2017. Mr. Aaron received his B.A. degree from Dickinson College in Carlisle, Pennsylvania and his J.D. from New York University School of Law.

Mr. Aaron is qualified to serve on our Board of Directors because of his education, his business skills and expertise, including service on the Board of Directors of the Bank, and his extensive legal knowledge, acquired through the years from private legal practice, as well as from his service on other boards.

Antonio L. Cruz has served as a director of the Company since 2016 and as a director of the Bank since 2003, where he serves on the Loan and Investment Committee and the ALCO Committee. Mr. Cruz was an attorney in private practice in Perth Amboy, New Jersey. Previously, he served as a general counsel to the Perth Amboy Board of Education and has represented a number of financial institutions as a review attorney in both residential and commercial real estate law. Mr. Cruz was a member of the Hispanic Bar Association of New Jersey in which he served as a member of the Board of Trustees for many years. Additionally, Mr. Cruz served as the Commissioner of Middlesex County Utilities for 16 years and as a member of the Board of Directors of Raritan Bay Medical Center in Perth Amboy, New Jersey. Mr. Cruz received his J.D. from Northeastern University School of Law in Boston, Massachusetts, and practiced civil litigation and transactional real estate for 28 years.

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Mr. Cruz is qualified to serve on our Board of Directors because of his education, his business skills and expertise, including service on the Board of Directors of the Bank, and his extensive legal knowledge, acquired through the years from private legal practice, as well as from his service on other boards.

William M. Rue has served as a director of the Company since 1999 and as a director of the Bank since 1989. Mr. Rue has served as the Corporate Secretary of the Company since 2013. Mr. Rue has served as the Chairman of Chas. E. Rue & Son, Inc., an insurance agency that has its principal office in Hamilton, New Jersey, in which role he has been since February 2013, and served previously as its President from 1985 to February 2013. Mr. Rue is a director of The Rue Foundation, a nonprofit corporation, and is a general partner at 3812 Quakerbridge Realty, LLC. Mr. Rue also served as Chairman of Rue Financial Services, Inc., a financial services provider, from 2002 to 2012. Mr. Rue has been a Chartered Property Casualty Underwriter since 1972 and an Associate in Risk Management since 1994. Mr. Rue also serves as a director for each of the following organizations: Selective Insurance Group, Inc. (a Nasdaq Global Select Market listed company), PL Services, LLC, Robert Wood Johnson University Hospital Corporation and Robert Wood Johnson University Hospital at Hamilton. In addition, Mr. Rue is a member of the Board of Trustees of Rider University, a nonprofit private university. Mr. Rue is also a Certified Insurance Counselor.

Mr. Rue is qualified to serve on our Board of Directors and brings valuable insight to our Board of Directors as a result of his broad range of business skills and his insurance and financial literacy and expertise. Mr. Rue honed these skills and expertise during his long and successful business career, in which he served as president of an insurance agency and president of a financial services provider, as well as through his service on nonprofit boards of directors.

Directors

No director of the Company, other than Messrs. Crow and Rue, is also currently a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940. Each of the above directors of the Company also serves as a director of the Bank.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES.

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ITEM 2 – THE ADOPTION OF THE 1ST CONSTITUTION BANCORP 2020 DIRECTORS STOCK PLAN

General

The Board has approved for submission to the Company’s shareholders the 1st Constitution Bancorp 2020 Directors Stock Plan (the “Plan”). The Plan provides that the Board may grant participants stock options, restricted stock or restricted stock units. The number of shares of common stock of the Company to be reserved and available for awards under the Plan will be 60,000. As of the close of business on March 31, 2020, the value of the 60,000 shares of common stock of the Company to be reserved and available for awards under the Plan was $795,000, based on a closing stock price of $13.25 per share.

If the Company’s shareholders approve the Plan, (i) any remaining available shares under the 1st Constitution Bancorp 2015 Directors Stock Plan (the “2015 Plan”) will be available for issuance under the Plan; (ii) the Committee shall discontinue granting awards under the 2015 Plan; and (iii) none of the shares that may be returned to the 2015 Plan in accordance with its provisions will be added to the number of shares available for grant under the Plan. If the Company’s shareholders fail to approve the Plan, the Company intends to continue to utilize the shares remaining available for future grants under the 2015 Plan in accordance with the terms of that plan.

Description of the Plan

The following is a general description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A.

Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby members of the board of directors of the Company and its subsidiaries who are not employees of the Company or any of its subsidiaries will be encouraged to further promote long-term shareholder value by increasing their personal interest in the continued success and progress of the Company.

Types of Awards. The Plan provides that the Company may grant participants stock options, restricted stock or restricted stock units (each grant, an “Award”), as the Board may determine.  Options awarded under the Plan will be options that do not qualify as incentive stock options (“nonqualified options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The minimum stated vesting period for Awards covering at least 95% of the shares of stock reserved under the Plan will be one year.

Eligibility. Awards may be granted under the Plan only to non-employee directors of the Company or directors of any of the Company’s subsidiaries or affiliates.  Awards shall not be transferable by the grantee other than by will or the laws of descent and distribution, and options shall be exercisable during the participant’s lifetime only by the participant or any other person authorized to exercise the option in accordance with the terms of the Plan.  As of March 31, 2020 the class of persons who would be eligible to participate in the Plan consists of nine persons.

Administration. The Plan will be administered by the Board.  The Board will have full power and authority to grant Awards pursuant to the provisions of the Plan, to interpret the provisions of the Plan and any agreements reflecting Awards issued under the Plan, and to supervise the administration of the Plan, including the adoption of the rules and regulations for the administration of the Plan.  The Board may act only by a majority of its members in office, except that the members of the Board may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

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Shares Available; Adjustments. A total of 60,000 shares of common stock of the Company have been reserved and are available for delivery in connection with Awards under the Plan.  Shares delivered under the Plan shall be from authorized and unissued shares, treasury shares, shares reacquired by the Company, including shares purchased in the open market, or partly from each or any combination thereof, as shall be determined by the Board.  If an outstanding Award expires or is canceled, forfeited, or terminated for any reason without issuance of the full number of shares of common stock to which the Award related, then the shares of common stock subject to, but not delivered under, such Award will be available for other Award grants under the Plan.  In the event of any change in the outstanding common stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan, and the number or kind of shares subject to, and the option price per share under, all outstanding options and all outstanding awards of restricted stock and restricted stock units will be automatically adjusted so that the proportionate interest of the participant will be maintained as before the occurrence of the event.  Any such adjustment in outstanding options will be made without change in the total option exercise price applicable to the unexercised portion of such options and with a corresponding adjustment in the option exercise price per share.

Terms of Stock Options. The exercise price per share purchasable under an option shall not be less than the fair market value of a share of stock on the date of grant of the option.  The Board may grant Awards to participants in such amounts and at such times and upon such terms as it deems prudent and reasonable, and such grants need not be uniform as to all participants.  The terms of such grants shall be set forth in written award documents, to be provided to the participants.  The Board may (but is not obligated to) terminate and distribute the cash value of any option to a participant, whether such participant is a current or former director of the Company or any of its subsidiaries, or such participant’s beneficiary(ies) in the event that the Company undergoes (or is to undergo) a merger, consolidation, acquisition, asset sale, or other similar corporate event, if following such transaction the Company will no longer be filing reports with the Securities and Exchange Commission under Section 13 of the Securities Exchange Act of 1934, as amended, or if all or substantially all common stock of the Company will be held by an entity or its affiliates, or in such other event as the Board deems prudent.

Terms of Restricted Stock. A restricted stock award is an award of common stock which is subject to certain restrictions and to a risk of forfeiture.  The Board will determine the period over which the restricted stock will vest, and will impose such restrictions on transferability, risk of forfeiture and other restrictions as the Board may in its discretion determine.  Except to the extent restricted under the terms of the Plan and any award document relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirements imposed by the Board).

Except as otherwise determined by the Board, upon termination of service as a director during the applicable restriction period, restricted stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, except that the Board may in its sole determination waive such restrictions or forfeiture conditions relating to restricted stock.

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The Board will determine the manner in which restricted stock granted under the Plan is evidenced.  If certificates representing restricted stock are registered in the name of the participant, then the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Company retain physical possession of the certificates, and that the participant deliver a stock power to the Company, endorsed in blank, relating to the restricted stock.

Terms of Restricted Stock Units. A restricted stock unit is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which are subject to certain restrictions and to a risk of forfeiture. No shares of common stock are issued at the time a restricted stock unit is granted, and the Company is not required to set aside any funds for the payment of any restricted stock unit award. Because no shares are outstanding, the participant does not have any rights as a shareholder. The Board has the discretion to credit restricted stock units with dividend equivalents. Restricted stock units may be settled in cash or in shares of common stock.

Forfeiture Provisions. In addition to any forfeiture or reimbursement conditions the Board may impose upon an Award, a participant may be required to forfeit an Award, or reimburse the Company for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision.

Compliance with Legal and Other Requirements; New Plan Benefits. No shares, or payments of other benefits under any Award will be issued until completion of such registration or qualification of such shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the shares are listed or quoted, or compliance with any other obligation of the Company, as the Board may consider appropriate.  Awards are subject to the discretion of the Board and therefore amounts which would have been received by the eligible participants if the Plan had been in place for fiscal 2020, or such amounts which may be granted in the future, are not determinable.

Amendment, Modification and Termination of the Plan. The Board may amend, suspend or discontinue the Plan at any time without the consent of shareholders or participants.  Any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the stock may then be listed or quoted.  Without the consent of an affected participant, no Board action may materially and adversely affect the rights of such participant under any outstanding Award, unless such action is deemed necessary in order to achieve compliance with tax or securities laws or regulations.

Federal Income Tax Implications of the Plan

The following provides only a general description of the application of federal income tax laws to Awards under the Plan.  This discussion is intended for the information of shareholders considering how to vote at the annual meeting, and not as tax advice or guidance to participants in the Plan, as the consequences may vary depending upon specific circumstances.  The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

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Nonqualified Stock Options.  With respect to a nonqualified stock option, no income is realized by the participant at the time the option is granted.  Generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise.  Upon disposition of the shares acquired by exercise of the nonqualified option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.  Generally, the Company will be entitled to a federal income tax deduction equal to the amount of income taxed to the participant.

Restricted Stock.  In general, no income is realized by the participant at the time the restricted stock is granted.  When restrictions on the restricted stock lapse, the participant will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount (if any) paid for the stock by the recipient.  However, a participant may elect under Section 83(b) of the Code within 30 days of the date of receipt of the restricted stock to be taxed differently.  In this case (i) income is realized by the participant at the time the restricted stock is granted, in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares) over the purchase price, if any, of the shares, and (ii) upon the subsequent sale or exchange of such stock, the participant will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price, if any, and the amount included in gross income under Section 83(b).

With respect to a sale or exchange of the shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of such shares on such date.  In the event that the participant makes an election to be taxed under Section 83(b) of the Code, the holding period begins as of the date of grant. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant, subject to satisfaction of the withholding requirements, if any, and the ordinary and necessary test.

Restricted Stock Units. No income is realized by the participant at the time the restricted stock unit is granted. When the restricted stock unit is settled, ordinary income is recognized by the participant in an amount equal to the fair market value of the shares or the cash provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2020 DIRECTORS STOCK PLAN.

ITEM 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to cast an advisory vote to approve the compensation of our named executive officers as disclosed in our proxy statement under “Executive Compensation” and “Termination of Employment and Change in Control Arrangements” in the tabular and accompanying narrative disclosure regarding named executive officer compensation.

As required by Section 14A(a)(1) of the Exchange Act, our shareholders are entitled to vote at the 2020 Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement, pursuant to Item 402 of Regulation S-K (“say on pay vote”). The shareholder vote on executive compensation is an advisory vote only, and is not binding on the Company, the Board of Directors or the Compensation Committee. At our 2019 annual meeting of shareholders held on May 30, 2019, an advisory vote was held on the frequency of the say on pay vote. In such advisory vote, the Company’s shareholders voted to hold an advisory vote on the compensation of the Company’s named executive officers once every year.

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Our executive compensation arrangements are designed to enhance shareholder value on an annual and long-term basis. Through the use of base pay as well as annual and long-term incentives, we seek to compensate our named executive officers for their contributions to our short-term and long-term profitability and success and their efforts to increase shareholder value. Please read the Compensation Discussion and Analysis beginning on page 37, the compensation tables beginning on page 53 and the section titled “Termination of Employment and Change in Control Arrangements” beginning on page 63 of this proxy statement for additional details about our executive compensation arrangements, including information about the 2019 compensation of our named executive officers. We believe that the compensation of our named executive officers for 2019 was consistent with our compensation philosophy and our performance. We are asking our shareholders to indicate their support for our named executive officers’ compensation arrangements as described in this proxy statement. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement.

For the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

The affirmative vote of a majority of votes cast is required to approve the compensation of our named executive officers. Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board or of the Compensation Committee, nor will it create any additional fiduciary duty on the part of the Board or of the Compensation Committee. This advisory vote also does not seek to have the Board or the Compensation Committee take any specific action. However, the Board and the Compensation Committee value the view expressed by our shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation matters in the future. In considering the outcome of this advisory vote, the Board will review and consider all shares voted in favor of the proposal and not in favor of the proposal. Abstentions and broker non-votes will have no impact on the outcome of this advisory vote.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION
S-K.

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ITEM 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm for the 2020 fiscal year. BDO has served as the Company’s independent registered public accounting firm since June 28, 2013. The Company’s shareholders ratified the selection of BDO as the Company’s independent registered accounting firm for the 2019 fiscal year at the Company’s 2019 annual meeting of shareholders on May 30, 2019.

Ratification of the Selection of BDO by Shareholders

In addition to selecting BDO as the Company’s independent registered public accounting firm for the Company’s 2020 fiscal year, the Audit Committee has directed that management submit the selection of the Company’s independent registered public accounting firm for ratification by the Company’s shareholders at the 2020 Annual Meeting.

One or more representatives of BDO are expected to be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of BDO as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. However, the Board is submitting the selection of BDO to shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted “FOR” the ratification of the selection of BDO as the Company’s independent registered public accounting firm for the Company’s 2020 fiscal year.

Principal Accounting Fees and Services

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the SEC auditor independence rules require all public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence.

The fees billed by BDO, the Company’s independent registered public accounting firm, relating to the 2019 and 2018 fiscal years were as follows:

Type of Service	2019	2018
Audit Fees (1)	$374,949	326,200
Audit-Related Fees (2)	$62,695	27,000
Tax Fees (3)	$29,742	30,364
All Other Fees	$--	--
Total	$467,386	383,564

(1)	Includes fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, including out-of-pocket expenses.

(2)	Includes fees for professional services rendered in connection with the review of the Registration Statement filed on Form S-4 filed in connection with the merger of Shore Community Bank with and into the Bank in 2019, the review of the Registration Statement on Form S-4 filed in connection with the merger of New Jersey Community Bank with and into the Bank in 2018, the review of the Registration Statement filed on Form S-8 filed in connection with the 1st Constitution Bancorp 2019 Equity Incentive Plan and the Bank’s compliance with the Federal Housing Authority (“FHA”) Title II Single Family Lending Program for 2019 and 2018.

(3)	Includes fees for services rendered for tax compliance.

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In accordance with the Sarbanes-Oxley Act, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company’s principal accountants must be approved in advance by the Audit Committee. As provided in the Sarbanes-Oxley Act, all audit and non-audit services must be pre-approved by the Audit Committee in accordance with these policies and procedures.

All services described above were approved in accordance with the Audit Committee’s Pre-Approval policy described directly below.

Audit Committee Pre-Approval Procedures

The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm. The policy requires that all services to be performed by the Company’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The policy permits the Audit Committee to delegate pre-approval authority to one or more members, provided that any pre-approval decisions are reported to the Audit Committee at or prior to its next meeting. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. Each new engagement of the Company’s independent registered public accounting firm has been approved in advance by the Audit Committee.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S 2020 FISCAL YEAR.

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CORPORATE GOVERNANCE

General

The Company is committed to establishing sound principles of corporate governance which promote honest, responsible and ethical business practices. The Company’s corporate governance practices are actively reviewed and evaluated by the Board of Directors and, if requested by the Board of Directors, the Nominating and Corporate Governance Committee of the Board of Directors. This review includes comparing the Board’s current governance policies and practices with those suggested by authorities active in corporate governance, as well as the practices of other public companies. Based on this evaluation, the Board has adopted those policies and practices that it believes are the most appropriate corporate governance policies and practices for the Company.

Board Leadership Structure and Role in Risk Oversight

The Board is currently composed of Charles S. Crow, III (Chairman), Robert F. Mangano, James G. Aaron, William J. Barrett , J. Lynne Cannon, Raymond R. Ciccone, Antonio L. Cruz, Carmen M. Penta, Edwin J. Pisani, Roy D. Tartaglia and William M. Rue. Mr. Crow serves as the Chairman of the Boards of Directors of the Company and of the Bank, and Mr. Mangano serves as the President and Chief Executive Officer of the Company and of the Bank. We separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles, as we have done since prior to the time that we became an SEC reporting company in 2001. The Chief Executive Officer is responsible for implementing the strategic goals of the Company and for the day-to-day leadership, operations and performance of the Company, whereas the Chairman of the Board provides strategic guidance to the Chief Executive Officer, presides over meetings of the full Board and, if the Chairman is independent, presides over executive sessions of the independent directors.

Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes, and undertakes in its charter to discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee meets periodically with management to discuss policies with respect to risk assessment and risk management and to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Each of our other Board committees also considers the risk within its area of responsibilities. For example, our Compensation Committee considers the risks that may be implicated by our executive compensation programs.

While our Audit Committee oversees the Company’s risk management processes with input from our Board, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Committee Memberships

The Board of Directors maintains an Audit Committee (the “Audit Committee”); a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”); and a Compensation Committee (the “Compensation Committee”). The table below provides the current membership for each of these Board committees. Neither Mr. Mangano nor Mr. Ciccone serve on any committee of the Company’s Board of Directors; however, it is anticipated that Mr. Ciccone will be appointed to serve on the Audit Committee at the organizational meeting of the Board of Directors following the 2020 Annual Meeting.

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Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Charles S. Crow, III	X	X	X*
William M. Rue	X	X*	X
Edwin J. Pisani	X*
Roy D. Tartaglia	X		X
J. Lynne Cannon		X
James G. Aaron		X	X
Antonio L. Cruz		X	X
William J. Barrett	X
Carmen M. Penta		X

X = Committee member; * = Chairman

Director and Nominee Independence

The Board of Directors has affirmatively determined that a majority of the directors, and all of the members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, are “independent” within the meaning of the Nasdaq independence standards. The Board has further determined that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act and that each member of the Compensation Committee is an “outside director” within the meaning of Regulation 1.162-27 under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act (“Exchange Act Rule 16b-3”).

The Board has affirmatively determined that each of Messrs. Crow, Rue, Pisani, Tartaglia, Aaron, Cruz, Penta, Barrett and Ciccone and Ms. Cannon have no material relationship with the Company affecting his or her independence as a director and that each is “independent” within the meaning of the independence standards established by Nasdaq. In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director and nominee in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company and considered the deposit and other banking relationships with each director.

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In making the independence determinations, the Board also considered the following relationships: (i) with respect to Mr. Rue, the Board considered the fact that Chas. E. Rue & Son, Inc., which is owned and controlled by Mr. Rue, acts as the Company’s insurance broker, and that Mr. Rue, certain of Mr. Rue’s family members and certain entities owned or controlled by Mr. Rue are customers of, and conduct banking transactions with, the Bank in the ordinary course of business on customary terms; (ii) with respect to Mr. Crow, the Board considered the fact that certain entities owned or controlled by Mr. Crow are customers of, and conduct banking transactions with, the Bank in the ordinary course of business on customary terms; (iii) with respect to Mr. Aaron, the Board considered the fact that Ansell, Grimm & Aaron, P.C., a law firm where Mr. Aaron is a partner, provided legal services to the Bank, that Mr. Aaron and his spouse have a home equity line of credit with the Bank with no balance outstanding as of March 31, 2020, and that Mr. Aaron has an ownership interest in an entity that has a line of credit with the bank which has balance outstanding as of March 31, 2020; (iv) with respect to Mr. Cruz, the Board considered that Mr. Cruz and his spouse have a residential mortgage with the Bank, that Mr. Cruz and his spouse have a home equity line of credit with the Bank with no outstanding balance at March 31, 2019, that an entity in which Mr. Cruz’s spouse has an ownership interest leases a branch in Perth Amboy, NJ to the Bank, and that certain entities owned or controlled by Mr. Cruz are customers of, and conduct banking transactions with, the Bank in the ordinary course of business on customary terms; (v) with respect to Mr. Tartaglia, the Board considered that Mr. Tartaglia is a customer of, and maintains a deposit account with, the Bank in the ordinary course of business on customary terms; and (vi) with respect to Mr. Penta, the Board considered that Mr. Penta has an ownership interest in three entities that have a permanent amortizing commercial mortgage loan with the Bank, and that Mr. Penta maintains a deposit account with the Bank. These transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Audit Committee

The Audit Committee is currently comprised of Messrs. Edwin J. Pisani (Chairman), Charles S. Crow, III, William J. Barrett, William M. Rue and Roy D. Tartaglia, each of whom served on the Audit Committee for all of 2019. The Audit Committee serves as a communication point among non-Audit Committee directors, internal auditors, employees of the Company’s independent registered public accounting firm and Company management with respect to, among other things, financial accounting, financial reporting and internal controls. The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to accounting policies, internal controls, financial and operating controls, standards of corporate conduct and performance, financial reporting practices and sufficiency of auditing.

The principal functions of the Audit Committee include:

•	assisting the Board in the oversight of the integrity of the Company’s financial statements and its financial reporting processes and systems of internal controls;

•	overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements; and

•	appointing and retaining, compensating and overseeing the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

The Board has determined that all Audit Committee members are able to read and understand financial statements and at least one member has accounting or related financial management expertise in accordance with the applicable Nasdaq rules. The Board has also determined that Edwin J. Pisani qualifies as an “audit committee financial expert” and he serves as the Company’s “audit committee financial expert.” No member of the Audit Committee received any compensation from the Company during fiscal year 2019 other than compensation for services as a director or member of a Committee of the Board. The Audit Committee charter is available on the Investor Relations/Governance Documents page of our website at www.1stconstitution.com.

Report of the Audit Committee

The Audit Committee of the Company is currently comprised of five independent directors appointed by the Board of Directors, each of whom is independent for purposes of Audit Committee membership under applicable Nasdaq and SEC rules. The Audit Committee charter provides that the Audit Committee shall have the sole authority to appoint or replace the Company’s independent registered public accounting firm.

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Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm performs an annual independent audit of the financial statements and expresses an opinion on the conformity of those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board. The Audit Committee assists the Board in monitoring:

•	the integrity of the financial statements of the Company;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of the Company’s internal audit function and independent registered public accounting firm; and

•	the compliance by the Company with legal and regulatory requirements.

The Audit Committee reviews the results of the Company’s audit and interim quarterly reviews, as well as the overall quality of the Company’s accounting policies and other required communications, including those described by Auditing Standard No. 1301, as adopted by the PCAOB. The Company’s independent registered public accounting firm assists management, as necessary, in updating the Audit Committee concerning new accounting developments and their potential impact on the Company’s financial reporting. The Audit Committee also meets four times a year with the Company’s independent registered public accounting firm without management present.

The Audit Committee reviews and discusses with management the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Audit Committee also meets with Company management, without the Company’s independent registered public accounting firm present, to discuss management’s evaluation of the performance of the independent registered public accounting firm.

With respect to fiscal year 2019, the Audit Committee:

•	met with management and BDO and reviewed and discussed the Company’s audited financial statements and discussed significant accounting issues;

•	periodically met with management to review and discuss quarterly financial results;

•	discussed with BDO the scope of its services, including its audit plan;

•	reviewed the Company’s internal control processes and procedures;

•	discussed with BDO the matters required to be discussed by PCAOB Auditing Standard No. 1301 (communications with the Audit Committee);

•	received and reviewed the written disclosures and letters from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and discussed with BDO its independence from management and the Company; and

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•	reviewed and approved all audit and non-audit services provided by BDO during fiscal year 2019.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee

EDWIN J. PISANI (Chairman)
ROY D. TARTAGLIA
CHARLES S. CROW, III
WILLIAM M. RUE
WILLIAM J. BARRETT

Compensation Committee

The Compensation Committee is currently comprised of Messrs. William M. Rue (Chairman), Charles S. Crow, III, James G. Aaron, Antonio L. Cruz and Carmen M. Penta and Ms. J. Lynne Cannon, each of whom served on the Compensation Committee for all of 2019. Each member of the Compensation Committee has been determined by the Board to be “independent” within the meaning of the Nasdaq independence standards, and each of whom is an “outside director” within the meaning of Code Section 162(m) and is a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

The Compensation Committee reviews and approves the compensation arrangements for the Company’s executives and outside directors. The Compensation Committee administers the Company’s equity incentive plans and makes awards pursuant to those plans.

No Compensation Committee member participates in any of the Company’s employee compensation programs. The Board has determined that none of the current Compensation Committee members has any material business relationships with the Company.

The Compensation Committee charter is available on the Investor Relations/Governance Documents page of our website at www.1stconstitution.com.

Role of the Compensation Committee

The Compensation Committee is appointed by the Board of Directors. Subject to the final review and approval by the Board, the Compensation Committee evaluates, determines and approves the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, principal accounting officer to the extent that the principal accounting officer is not the Chief Financial Officer, other executive officers and outside directors. The Compensation Committee administers the Company’s equity plans. The Compensation Committee also has overall responsibility for monitoring, on an ongoing basis, the executive compensation policies, plans and programs of the Company. The Compensation Committee may delegate its authority relating to non-employee director compensation to a subcommittee consisting of one or more members when appropriate.

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Compensation Committee Process and Role of Management

The Compensation Committee generally holds two regularly scheduled in-person meetings each year and additional meetings as appropriate, either in person or by telephone. Generally, the Compensation Committee Chairman works with management in establishing the agenda for Compensation Committee meetings. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as management’s proposed recommendations to the Compensation Committee for performance measures and proposed financial targets, management’s proposed recommendations to the Compensation Committee for salary increases, management’s performance evaluations of executive officers, and other data and information, if requested by the Compensation Committee.

Although many of the compensation decisions are made during the Compensation Committee’s annual review process, the compensation planning process spans throughout the year. Subject to the final review and approval by the Board, the Compensation Committee reviews and approves the Company’s goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives at least once per year and determines the Chief Executive Officer’s compensation level based on this evaluation. The Chief Executive Officer is not present during voting or deliberations with respect to his compensation. On an annual basis, the Compensation Committee also reviews and approves base salary, annual incentive compensation and long-term equity-based compensation of the other executive officers of the Company.

Risk Assessment of Compensation Programs

The Compensation Committee discusses, evaluates and reviews with the Company’s senior risk officer all of our employee compensation programs in light of the risks posed to us by such programs and how to limit such risks and to assess whether any aspect of these programs would encourage any employees to manipulate reported earnings to enhance their compensation and assess whether any aspect of these programs would encourage the Company’s senior executive officers to take any unnecessary or excessive risks that could threaten the value of the Company. Included in the analysis are such factors as (i) the appropriate levels of “fixed” and “variable” or “at risk” compensation, (ii) the appropriate levels of long-term incentive compensation between service-based and performance-based compensation and (iii) the risk and performance criteria, if any, attached to the awards under employee compensation plans. Based on this assessment, the Compensation Committee determined that the Company’s executive compensation programs are not reasonably likely to encourage the Company’s senior executive officers to take unnecessary or excessive risks that could have a material adverse effect on the Company.

Compensation Committee Advisors

The Compensation Committee charter grants the Compensation Committee full authority to engage compensation consultants and other advisors to assist it in the performance of its responsibilities. Prior to retaining, or seeking advice from, a compensation consultant or other advisor, the Compensation Committee must consider the independence of such compensation consultant or other advisor, taking into consideration the factors set forth in the Compensation Committee charter. A compensation consultant retained by the Compensation Committee reports directly to the Compensation Committee.

The Compensation Committee relies on management and outside advisers for staff work and technical guidance in conducting its affairs. It retains full authority to engage independent third party advisers. In 2019, the Compensation Committee engaged Pearl Meyer & Partners, LLC (the “Compensation Consultant”) as compensation consultant to the Compensation Committee to conduct independent studies and provide recommendations with respect to executive and employee compensation.

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The Compensation Consultant’s primary role with the Company is as independent adviser to the Compensation Committee on matters relating to executive and employee compensation. The Compensation Committee assessed the independence of the Compensation Consultant and determined that its work for the Compensation Committee has not raised any conflict of interest.

In 2019, the Compensation Consultant provided services to the Compensation Committee, including (i) a refreshed compensation review for up to 10 executive officers of the Company and/or the Bank, including the Company’s named executive officers, (ii) an assessment of the Bank’s compensation components compared to survey and peer group data and (iii) recommendations for total compensation opportunity guidelines (i.e., base salary and short and long-term incentive targets). The Compensation Consultant does not provide any services to the Company or any of its subsidiaries other than the services provided to the Compensation Committee.

Director Compensation Process

A discussion of the Company’s determination of director compensation is included in the “Director Compensation” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

During 2019, Messrs. Rue (Chairman), Crow, Aaron, Cruz and Penta and Ms. Cannon served on our Compensation Committee. There are no compensation committee interlocks between the Company and other entities involving our executive officers and directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Messrs. Charles S. Crow, III (Chairman), William M. Rue, James G. Aaron, Roy D. Tartaglia and Antonio L. Cruz, each of whom served on the Nominating and Corporate Governance Committee for all of 2019. The Nominating and Corporate Governance Committee is responsible for recommending, for consideration by the Board, candidates to serve as directors of the Company, as well as the re-election of current directors. The committee also reviews recommendations from shareholders regarding director candidates and corporate governance. The procedure for submitting recommendations of director candidates is set forth below under the caption “Selection of Director Candidates.”

In accordance with the marketplace rules of the Nasdaq Global Market, the Nominating and Corporate Governance Committee is currently, and was during 2019, composed entirely of independent members of the Board of Directors.

The Nominating and Corporate Governance Committee charter is available on the Investor Relations/Governance Documents page of our website at www.1stconstitution.com.

Selection of Director Candidates

The Nominating and Corporate Governance Committee has established a policy regarding the consideration of director candidates, including those recommended by shareholders. The Nominating and Corporate Governance Committee, together with the President and CEO and other Board members, will, from time to time as appropriate, identify the need for new Board members. Particular proposed director candidates who satisfy the criteria set forth below and otherwise qualify for membership on the Board will be identified by the Nominating and Corporate Governance Committee. In identifying candidates, the Nominating and Corporate Governance Committee will seek input and participation from the President and CEO, other Board members, and other appropriate sources, to ensure that all points of view can be considered and the best possible candidates can be identified. The Nominating and Corporate Governance Committee may also, as appropriate, engage a search firm to assist it in identifying potential candidates. Members of the Nominating and Corporate Governance Committee, the President and CEO and other Board members, as appropriate, may personally interview selected director candidates and provide input to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will determine which candidate(s) are to be recommended to the Board for approval.

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Diversity is one of the factors that the Nominating and Corporate Governance Committee considers in identifying nominees for director. Therefore, the Nominating and Corporate Governance Committee seeks nominees for recommendation who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the Board to fulfill its responsibilities. In selecting director nominees for recommendation, the Nominating and Corporate Governance Committee considers all aspects of a potential nominee’s background, including educational background, gender, business and professional experience, and particular skills and other qualities. The goal of the Nominating and Corporate Governance Committee is to identify individuals who will enhance and add valuable perspective to the Board and who will help us capitalize on business opportunities in a challenging and highly competitive market. The Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees.

Shareholders wishing to submit a director candidate for consideration by the Nominating and Corporate Governance Committee must submit the recommendation to the Secretary, 1st Constitution Bancorp, P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512, in writing, not less than 90 days prior to the first anniversary date of the preceding year’s annual meeting. The request must be accompanied by the same information concerning the director candidate and the recommending shareholder as described in Article I, Section 9 of the Company’s By-laws for shareholder nominations for director. The Nominating and Corporate Governance Committee may also request any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. Nothing above shall limit a shareholder’s right to propose a nominee for director at an annual meeting in accordance with the procedures set forth in the Company’s By-laws.

All directors play a critical role in guiding the Company’s long-term business strategy and in overseeing the management of the Company. Board candidates are considered based on various criteria which may change over time and as the composition of the Board changes. The following factors, at a minimum, are considered by the Nominating and Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

•	global business and social perspective;

•	if the Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate, as described in SEC or Nasdaq rules, or an audit committee financial expert, as defined by the Sarbanes-Oxley Act;

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•	if the Committee deems it applicable, whether the candidate would be considered independent under Nasdaq rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

•	demonstrated character and reputation, both personal and professional, consistent with the image and reputation of the Company;

•	willingness to apply sound and independent business judgment;

•	ability to work productively with the other members of the Board; and

•	availability for the substantial duties and responsibilities of a director of the Company.

Attendance at Board Meetings, Committee Meetings, and Annual Meetings

In fiscal year 2019, the Board of Directors of the Company and the Bank held 16 meetings, the Audit Committee held eight meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held two meetings. Each director attended at least 75% of the aggregate meetings of the Board of Directors and the committees of which such director was a member.

Our current director attendance policy provides that, unless there are mitigating circumstances, such as medical, family or business emergencies, Board members are expected to participate in all Board meetings and in all meetings of committees on which the director is a member and to attend the annual meeting of shareholders. All members of the Board at the time of last year’s annual meeting of shareholders attended such annual meeting of shareholders.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines, which were adopted in March of 2004 and most recently amended on February 21, 2019, require non-management directors to meet in executive sessions at least two times per year. At each executive session, the Chairman of the Board will preside at the executive session. In the event the Chairman of the Board is not available, the Chairman of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, respectively, will preside in his place. Seven executive sessions of non-management directors were held in 2019.

Shareholder Communications Process

The Board of Directors provides a process for security holders to send communications to the Board. Information regarding the Company’s process for shareholders to communicate with the Board of Directors and the manner in which such communications are forwarded is available on the Company’s website located at www.1stconstitution.com, under “Investor Relations.”

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Code of Business Conduct and Ethics and Corporate Governance Guidelines; Hedging

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to the Company’s Chief Executive Officer and principal financial and accounting officers and to all other Company directors, officers and employees. The Code of Conduct is available on the Company’s website under the “Investor Relations” tab. The Company will disclose any substantive amendments to, or waivers from, provisions of the Code of Conduct made with respect to the chief executive officer or principal financial and accounting officer(s) on its website.

The Company has also adopted Corporate Governance Guidelines which are intended to provide guidance to the Board and its committees regarding the governance of the Company. The Corporate Governance Guidelines were most recently amended on February 21, 2019, to provide for a director retirement policy, which provides that no person shall be eligible for election or re-election as a director after such person attains the age of seventy-five (75) years, except that the Board may waive this policy with respect to any such person upon the approval of a majority of the directors then in office. Both the Code of Conduct and the Corporate Governance Guidelines are available on the Investor Relations/Governance Documents page of our website at www.1stconstitution.com.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of Company common stock by each director/nominee, by the Company’s named executive officers, by all directors and executive officers as a group and by any individual or group owning more than 5% of Company common stock, if any. Except as noted below, the Company knows of no person or group that beneficially owns more than 5% of Company common stock. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of Company common stock.

	Amount and nature of beneficial ownership (1)	Percent of Class
Name of Beneficial Owner - Principal Shareholders (2)
Banc Fund VII L.P., Banc Fund VIII L.P., Banc Fund IX L.P. and Banc Fund X L.P.	601,656 (3)	5.90%
Name of Beneficial Owner – Directors and Executive Officers
Robert F. Mangano	565,088 (4)	5.54%
William M. Rue	262,612 (5)	2.57%
Charles S. Crow, III	103,619 (6)	1.02%
Edwin J. Pisani	24,317 (7)	*
Roy D. Tartaglia	83,032 (8)	*
J. Lynne Cannon	5,711 (9)	*
James G. Aaron	20,566 (10)	*
Antonio L. Cruz	134,467 (11)	1.32%
Carmen M. Penta	8,815 (12)	*
William J. Barrett	3,417 (13)	*
Raymond R. Ciccone	28,529 (14)	*
Stephen J. Gilhooly	14,989 (15)	*
John T. Andreacio	26,916 (16)	*
All Directors and Executives Officers of the Company as a Group (14 Persons)	1,286,572 (17)	12.61%

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* Less than 1%

(1)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial interest” set forth in SEC regulations and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to some of the shares. Beneficial ownership of Company common stock is calculated as of April 8, 2020. A person is also deemed to beneficially own shares of Company common stock that such person does not own, but has a right to acquire presently or within sixty days after April 8, 2020. As of April 8, 2020, there were 10,201,298 shares of Company common stock outstanding.

(2)	All correspondence to beneficial owners listed in this table, except for Banc Fund VII L.P., Banc Fund VIII L.P., and Banc Fund IX L.P., is sent care of the Company to its principal executive office at P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512.

(3)	Based on information provided as of December 31, 2019 in a Schedule 13G/A filed jointly on February 12, 2020. Banc Fund VIII L.P. beneficially owns 329,185 shares, Banc Fund IX L.P. beneficially owns 207,973 shares and Banc Fund X L.P. beneficially owns 64,498 shares. The shares in question may be deemed beneficially owned by The Banc Funds Company, L.L.C., which is the general partner of MidBanc VIII L.P., MidBanc IX L.P. and MidBanc X L.P. MidBanc VIII L.P. is the general partner of Banc Fund VIII L.P., MidBanc IX L.P. is the general partner of Banc Fund IX L.P. and MidBanc X L.P. is the general partner of Banc Fund X L.P. Charles J. Moore is the principal shareholder of The Banc Funds Company, L.L.C. and manager of Banc Fund VIII L.P., Banc Fund IX L.P. and Banc Fund X L.P. The address of each of Banc Fund VIII L.P., Banc Fund IX L.P., Banc Fund X L.P., MidBanc VIII L.P., MidBanc IX L.P., MidBanc X L.P., The Banc Funds Company, L.L.C. and Mr. Moore is c/o The Bank Funds Company, L.L.C., 20 North Wacker Drive, Suite 3300, Chicago, IL 60606.

(4)	Includes 502,504 shares owned directly by Mr. Mangano, options to purchase 33,834 shares of Company common stock, which are currently exercisable or that will become exercisable within sixty days after April 8, 2020, 28,750 unvested shares of restricted stock issued to Mr. Mangano under the Company’s 2005 Equity Incentive Plan, 2013 Equity Incentive Plan and 2019 Equity Incentive Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date.

(5)	Includes 208,129 shares owned directly by Mr. Rue, 1,159 shares of restricted stock that are unvested but will vest within sixty days after April 8, 2020, and 658 unvested shares of restricted stock issued to Mr. Rue under the Company’s 2015 Directors Stock Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date, 46,615 shares held by Mr. Rue’s wife and 6,051 shares held by Chas. E. Rue & Sons, Inc., over which Mr. Rue may be deemed to have beneficial ownership.

(6)	Includes 47,825 shares owned directly by Mr. Crow, 922 shares of restricted stock that have vested or that will vest within sixty days after April 8, 2020, and 1,432 unvested shares of restricted stock issued to Mr. Crow under the Company’s 2015 Directors Stock Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date, 41,185 shares held by Crow & Cushing Profit Sharing Plan, 5,494 shares held by Crow Family Associates, LLC, 5,117 shares held in accounts for Mr. Crow’s grandchildren, and 1,653 shares held in Mr. Crow’s wife’s IRA account, over which Mr. Crow may be deemed to have beneficial ownership.

(7)	Includes 22,500 shares owned directly by Mr. Pisani, 1,159 shares of restricted stock that are unvested but will vest within sixty days after April 8, 2020, and 658 unvested shares of restricted stock issued to Mr. Pisani under the Company’s 2015 Directors Stock Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date.

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(8)	Includes 39,490 shares owned directly by Mr. Tartaglia, 1,159 shares of restricted stock that are unvested but will vest within sixty days after April 8, 2020, and 658 unvested shares of restricted stock issued to Mr. Tartaglia under the Company’s 2015 Directors Stock Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date, 350 shares held in trust for the benefit of Mr. Tartaglia’s grandson, 21,550 shares held in Mr. Tartaglia’s IRA account, and 19,868 shares held by the Tartaglia Family Trust, over which Mr. Tartaglia may be deemed to have beneficial ownership.

(9)	Includes 3,894 shares owned directly by Ms. Cannon, 1,159 shares of restricted stock that are unvested but will vest within sixty days after April 8, 2020, and 658 unvested shares of restricted stock issued to Ms. Cannon under the Company’s 2015 Directors Stock Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date.

(10)	Includes 9,025 shares owned directly by Mr. Aaron, 1,159 shares of restricted stock that are unvested but will vest within sixty days after April 8, 2020, and 658 unvested shares of restricted stock issued to Mr. Aaron under the Company’s 2015 Directors Stock Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date, 2,500 shares held in Mr. Aaron’s IRA account, 2,362 shares held by ERBA Co Inc., and 4,862 shares held by the Aaron Family Partnership and Investment Company, over which Mr. Aaron may be deemed to have beneficial ownership.

(11)	Includes 132,650 shares owned directly by Mr. Cruz, 1,159 shares of restricted stock that are unvested but will vest within sixty days after April 8, 2020, and 658 unvested shares of restricted stock issued to Mr. Cruz under the Company’s 2015 Directors Stock Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date.

(12)	Includes 6,998 shares owned directly by Mr. Penta, 1,159 shares of restricted stock that are unvested but will vest within sixty days after April 8, 2020, and 658 unvested shares of restricted stock issued to Mr. Penta under the Company’s 2015 Directors Stock Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date.

(13)	Includes 1,600 shares owned directly by Mr. Barrett, 1,159 shares of restricted stock that are unvested but will vest within sixty days after April 8, 2020, and 658 unvested shares of restricted stock issued to Mr. Barrett under the Company’s 2015 Directors Stock Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date.

(14)	Includes 4,029 shares owned directly by Mr. Ciccone and 24,500 shares owned indirectly that are held between Mr. Ciccone’s IRA accounts.

(15)	Includes 3,306 shares directly owned by Mr. Gilhooly, options to purchase 6,558 shares that are currently exercisable or that will become exercisable within sixty days after April 8, 2020 and 5,125 shares of unvested restricted stock issued to Mr. Gilhooly under the Company’s 2013 Equity Incentive Plan and 2019 Equity Incentive Plan, which may be voted immediately upon grant but which may not be sold prior to the vesting date.

(16)	Includes 11,521 shares directly owned by Mr. Andreacio, 802 shares indirectly owned by Mr. Andreacio through the Company’s 401(k) Plan, options to purchase 3,893 shares that are currently vested and exercisable or that will become exercisable within sixty days after April 8, 2020 and 10,700 unvested shares of restricted stock, which may be voted immediately upon grant but which may not be sold prior to the vesting date, issued to Mr. Andreacio under the Company’s 2013 Equity Incentive Plan and 2019 Equity Incentive Plan.

(17)	Includes options to purchase 44,805 shares of Company common stock, which are currently exercisable or that will become exercisable within sixty days after April 8, 2020, 10,194 shares of restricted stock that will vest within sixty days after April 8, 2020, and 45,862 unvested shares of restricted stock, which may be voted immediately upon grant.

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DIRECTOR COMPENSATION

The following table details the compensation paid to our non-employee directors for the year ended December 31, 2019.

NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($) (2)	Total ($)

Charles S. Crow, III	17,800	37,700	--	509	56,009

William M. Rue	12,300	18,750	--	922	31,972

Edwin J. Pisani	10,800	33,910	--	554	46,064

Roy D. Tartaglia	16,300	18,750	--	1,870	36,920

J. Lynne Cannon	9,500	18,750	--	661	29,711

James G. Aaron	15,300	18,750	--	--	34,850

Antonio L. Cruz	14,800	18,750	--	462	34,012

Carmen M. Penta	14,800	18,750	--	597	34,947

William J. Barrett	10,800	18,750	--	178	29,728

Raymond R. Ciccone	800.00	--	--	--	800.00

(1)	The amounts listed in this column reflect the dollar amount to be recognized for financial statement reporting purposes, calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 1 of the Notes to Consolidated Financial Statements in our 2019 Annual Report on Form 10-K.

(2)	The amounts listed in this column reflect imputed income attributable to Bank Owned Life Insurance (“BOLI”) for our directors under the Directors’ Insurance Plan described in the narrative below.

Processes, Procedures and Rationale

The Compensation Committee periodically reviews the appropriateness and competitiveness of the compensation of non-employee directors. Subject to approval by the Board of Directors, the Compensation Committee is responsible for establishing policies that govern non-employee director compensation and for implementing, administering and interpreting non-employee director compensation plans, programs and policies. The Compensation Committee may delegate its authority relating to non-employee director compensation to a subcommittee consisting of one or more members when appropriate.

As part of this process, the Compensation Committee regularly reviews the structure, composition and operation of the Board and its committees and annually solicits comments from all directors concerning the Board’s performance. The Board also considers the significant amount of time spent by the directors in their duties for the Company. The Board, in consultation with the Compensation Committee, then determines the form and amount of non-employee director compensation.

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Compensation Paid to Board Members

Non-employee directors receive a combination of cash and equity compensation. Mr. Mangano, currently the only management director on the Board, does not receive any separate compensation for his service as a director.

Cash Compensation

During 2019, non-employee directors of the Company were compensated for services rendered in such capacity at the rate of $800 per Board meeting attended and $500 per Board committee meeting attended, except that Mr. Rue, as Chairman of the Compensation Committee was compensated at the rate of $750 per Compensation Committee meeting attended.

Non-employee directors of the Company are also eligible to participate in the Directors’ Insurance Plan and Messrs. Charles S. Crow, III, William M. Rue, Edwin J. Pisani, Roy D. Tartaglia, Antonio L. Cruz, Carmen M. Penta and William J. Barrett and Ms. J. Lynne Cannon currently participate in the plan. See “Directors’ Insurance Plan” below. No cost of this benefit is allocable to any individual director.

Stock Grants

The Company currently maintains the 1st Constitution Bancorp 2015 Directors Stock Plan (the “2015 Directors Plan”), an equity plan for its non-employee directors (which is discussed under the heading “Equity Plans” below). The 2015 Directors Plan was adopted by the Board of Directors of the Company on March 19, 2015 and was approved by our shareholders on May 21, 2015. The 2015 Directors Plan is administered by the Compensation Committee, which determines the terms of each grant under the plan.

Under the 2015 Directors Plan, the Company may grant participants stock options or shares of restricted stock relating to an aggregate maximum of 52,500 shares (as adjusted for all stock dividends) of the Company’s common stock. Awards may be granted under the 2015 Directors Plan only to non-employee directors of the Company or directors of any of the Company’s subsidiaries or affiliates.

The exercise price of options granted under the 2015 Directors Plan must equal at least the fair market value of the Company common stock at the time of grant. The number of shares of Company common stock covered by the 2015 Directors Plan, and the amount and grant price for each award, shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Except as otherwise determined by the Board, upon termination of service as a director during the applicable restriction period, restricted stock that is at that time subject to restrictions will be forfeited and reacquired by the Company, except that the Board may, in its sole determination, waive the restrictions or forfeiture conditions relating to restricted stock.

In 2019, each non-employee director received (i) a grant of 1,000 shares of restricted stock, and (ii) a grant of 317 shares of restricted stock which was awarded in lieu of a cash retainer for 2019 Board service. Mr. Crow received a grant of an additional 1,000 shares of restricted stock for his service as Chairman of the Board and instead received a grant of 845 shares of restricted stock in lieu of a cash retainer. Mr. Pisani received a grant of an additional 800 shares of restricted stock for his service as Chairman of the Audit Committee. All grants were made under the 2015 Directors Plan and vest in equal installments on the first anniversary and second anniversary of the grant date, except for the additional grants of 1,000 and 800 shares of restricted stock awarded to Messrs. Crow and Pisani, respectively, which vested immediately upon grant; provided, that, the recipients of the grants are serving as directors of the Company on such anniversaries of the grant date.

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As of March 31, 2020, there were no options to purchase shares of Company common stock outstanding under the 2015 Directors Plan. As of March 31, 2020, grants of 48,043 restricted shares of Company common stock (as adjusted for all stock dividends) have been previously made under the 2015 Directors Plan and 3,929 shares (as adjusted for all stock dividends) remain available for future issuance under the 2015 Directors Plan. On March 19, 2020, the Board adopted the 1st Constitution Bancorp 2020 Directors Stock Plan (the “Plan”) subject to approval by the Company’s shareholders at the Annual Meeting. If the Company’s shareholders approve the Plan at the Annual Meeting, (i) any remaining available shares under the 2015 Directors Plan will be available for issuance under the Plan; (ii) the Committee shall discontinue granting awards under the 2015 Directors Plan; and (iii) none of the shares that may be returned to the 2015 Directors Plan in accordance with its provisions will be added to the number of shares available for grant under the Plan. As of the close of business on April 8, 2020, the value of the shares of common stock to be reserved and available for awards under the Plan was $50,959 (based on the closing price of the common stock of the Company on such date of $12.97 per share).

Directors’ Insurance Plan

The Company adopted the 1st Constitution Bancorp Directors’ Insurance Plan (the “Directors’ Insurance Plan”), which was effective as of October 1, 2002 and amended as of February 19, 2004 and June 16, 2005. The Directors’ Insurance Plan covers all individuals who were members of the Board of Directors of the Company or of the Bank (who were not also employees of the Company or the Bank) on the effective date. Thereafter, members of the Board of Directors of the Company or of the Bank become participants in the Directors’ Insurance Plan after completion of ten years of service as a member of the applicable Board of Directors (provided that they are not then employed by the Company or the Bank) or at such earlier time as determined by the Board of Directors of the Company.

Under the Directors’ Insurance Plan, a covered individual is provided with life insurance coverage in the amount of one hundred thousand dollars. Coverage will remain in effect even if the individual’s service as a member of the Board of Directors ceases.

The premiums for the Directors’ Insurance Plan and the Company’s Executive Life Insurance Program (which is discussed below under “Executive Life Insurance Program”) were paid by the Company in October 2002, October 2005, October 2011, October 2012, June 2016, September 2017 and October 2017. The premium paid in 2017 was $1,145,256. The Company has all ownership rights to the policies and all cash values thereunder.

The Directors’ Insurance Plan may be amended, suspended or terminated at any time, except that (i) any amendment, suspension or termination of the Directors’ Insurance Plan with respect to a particular director that is not applicable to all other participants does not require the approval of the particular director, and no such amendment, suspension or termination with respect to a particular director shall become effective with respect to the particular director without his or her approval unless “Cause” (as defined in the Directors’ Insurance Plan) exists with respect to a particular director; and (ii) termination may not occur without the consent of an affected director following a “Change of Control” (as defined in the Directors’ Insurance Plan). Nevertheless, the Directors’ Insurance Plan may be terminated or suspended (in whole or in part) at any time if failure to terminate or suspend the Plan would subject the Company, its officers or its directors to sanctions by a regulatory agency.

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Mr. James G. Aaron does not participate in the Directors’ Insurance Plan. Pursuant to an agreement with the Company, the Company has provided a death benefit to Mr. Aaron equal to $100,000 in lieu of providing him with a Bank Owned Life Insurance Policy. In 2019, the Company incurred an expense of $2,505 related to the death benefit provided to Mr. Aaron.

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) listed below. For 2019, we provide information for three NEOs. The Company, did not have any other executive officers who oversaw a principal business unit, division or function or any other officers who performed a policy making function for the Company in 2019. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2019 (“fiscal 2019”).

NEO	Title
Robert F. Mangano	President & Chief Executive Officer (“CEO”)
Stephen J. Gilhooly	Senior Vice President, Chief Financial Officer (“CFO”) and Treasurer
John Andreacio	Executive Vice President, Chief Credit and Lending Officer

Executive Summary

Impact of COVID-19

The Board and the Compensation Committee are actively monitoring the effects of the COVID-19 pandemic on the economy, the trading markets for equity securities (including, in particular, the value of equity securities of banking institutions) and our operations and future results, including the additional demands placed on our NEOs and our employees to meet the challenges that COVID-19 poses to the Company and to our employees, customers and shareholders.  The Compensation Committee will review compensation determinations for 2020 once it has the opportunity to fully understand the impact of the pandemic on our business. After this evaluation, the Compensation Committee will take these unusual circumstances into account in determining the nature and composition of compensation for the NEOs for 2020.  We note that this Compensation Discussion and Analysis focuses on our 2019 executive compensation program and certain decisions reflect the Company’s 2019 performance.

2019 Key Business Achievements

1st Constitution demonstrated strong financial results in 2019, driven by the continued growth of the Company’s loan portfolio and the successful completion of the merger of Shore Community Bank (“Shore”) with and into the Bank (the “Shore Merger”) in November of 2019. Our leadership team executed on our strategic priorities, allowing the Company to continue to capitalize on the right opportunities for long-term growth and profitability, as well as to deliver the value that we believe our shareholders have come to expect. We believe it is our unique and diverse model that drives our sustainable growth and has contributed to the following overall results for 2019:

•	Net income for fiscal 2019 was $13.6 million, or $1.53 per diluted share. Excluding merger related expenses, net income was $15.0 million, or $1.68 per diluted share.*

_____________________________

* Please see Appendix B to the Proxy Statement for information on non-GAAP reconciliation.

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•	The Company’s net interest margin of 4% decreased 9 basis points as compared to net interest margin for the fiscal year ended December 31, 2018 (“fiscal 2018”), but still exceeded the margin of many of the Company’s peers.

•	Total assets increased by $408.4 million to $1.59 billion at December 31, 2019 from December 31, 2018 due primarily to a $332.9 million increase in total loans and a $20.6 million increase in investment securities.

•	At December 31, 2019, loans totaled $1.2 billion, compared to total loans of 883.2 million at December 31, 2018.

•	At December 31, 2019, deposits totaled $1.28 billion compared to $950.7 million at December 31, 2018. The Shore Merger contributed $244.3 million of deposits at December 31, 2019. Total deposits, excluding the Shore deposits, increased $82.4 million during 2019.

•	The Company continued to maintain a strong capital position in fiscal 2019.

•	The ratio of non-performing loans to total loans decreased to 0.37% in fiscal 2019 from 0.75% in fiscal 2018.

•	The Return on Average Assets (“ROAA”) in 2019 was 1.06%, which was equal to the ROAA in fiscal 2018.

•	The Company closed and fully integrated the Shore acquisition in the fourth quarter of 2019.

Shareholder Value Creation

In fiscal 2019, the Company was widely recognized for its long-term financial performance, prudent risk management, technology, capital generation and product quality. We believe our ability to generate strong shareholder returns over long-term periods has been driven by the strength of our senior leadership team and their continued efforts to create shareholder value by staying focused on our growth and profitability goals. This can be seen in 1st Constitution’s 129% Total Shareholder Return over the five-year period ended December 31, 2019, which exceeded the returns of the S&P 500 Index and SNL US Bank Index ($1B-$5B).

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2019 Shareholder Engagement and Response to Say-On-Pay

We value our shareholders’ perspective on our business and regularly interact with shareholders through engagement activities, including our annual meeting of shareholders, quarterly calls and annual investor conferences. Through these interactions, we can reach our top shareholders representing approximately 30% of shares outstanding about key governance and compensation topics specific to the Bank, along with other topics and trends our shareholders wish to discuss.

At the Company’s 2019 Annual Meeting of Shareholders, we received majority support for our executive compensation program, with approximately 95% of the shareholders who voted on the “say on pay” proposal approving the compensation of our NEOs. This result demonstrated that our shareholders are broadly supportive of our overall executive compensation approach. We will continue to ensure that our executive compensation program will remains aligned with our business strategy and investor expectations.

Good Compensation Governance

Our executive compensation program promotes sound compensation governance. Our program is prepared based on the guidance of our independent compensation consultant and includes certain best-practice features and policies, such as a long-term incentive compensation plan that emphasizes performance-based equity awards, a formal Clawback Policy, the use of double-trigger vesting provisions upon a change-of-control for our equity awards and annual risk assessments.

What Guides Our Program

Our Compensation Philosophy

Our executive compensation program is designed to ensure that we execute on our goal to establish a community bank with the means to deliver a superior level of service and enhance long-term shareholder value. Our compensation philosophy is driven by the following guiding principles that underpin the critical connections between performance, long-term value creation, talent management and compensation governance:

Performance-Driven	A portion of an executive officer’s total compensation should be variable (“at-risk”) and linked to the achievement of specific short- and long-term performance objectives.
Shareholder-Aligned	Executive officers should be compensated through pay elements (base salaries and short- and long-term incentives) designed to enhance shareholder value by making the Bank, which is our primary operating subsidiary, a driving force towards providing shareholders with a suitable rate of return on their investment.
Competitively-Positioned	Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that we employ the best people to lead our success.
Responsibly-Governed	Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

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The Principal Elements of Pay

Our compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Annual Incentives	Cash (Variable)	Reward executive officers for delivering on annual financial and strategic objectives that contribute to the creation of shareholder value.
Long-Term Incentives	Equity (Variable)	Provide incentives for executive officers to execute on longer-term financial goals that drive the creation of shareholder value. Grant incentives that support stock ownership and aid in the Company’s retention strategy.

Our Decision-Making Process

The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is composed of independent, non-employee members of the Board of Directors. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee charter. The charter is available under the “Investor Relations” tab on the Company’s website at www.1stconstitution.com.

The Role of the Compensation Committee

The Compensation Committee is appointed by the Board. Subject to the final review and approval by the Board, the Compensation Committee evaluates, determines and approves the compensation of the NEOs, including the Company’s CEO, and its non-employee directors. The Compensation Committee administers the Company’s equity plans and has overall responsibility for monitoring the Company’s executive compensation policies, plans and programs. The Compensation Committee may delegate its authority relating to non-employee director compensation to a subcommittee consisting of one or more members when appropriate.

The Role of Management

The Compensation Committee generally holds two regularly scheduled in-person meetings a year and additional meetings as appropriate, either in person or by telephone. Generally, the Compensation Committee Chairman works with management in establishing the agenda for Compensation Committee meetings. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as management’s proposed recommendations to the Compensation Committee for performance measures and proposed financial targets, management’s proposed recommendations to the Compensation Committee for salary increases, management’s performance evaluations of executive officers, and other data and information, if requested by the Compensation Committee.

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Although many of the compensation decisions are made during the Compensation Committee’s annual review process, the compensation planning process spans throughout the year. Subject to the final review and approval by the Board, the Compensation Committee reviews and approves the Company’s goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives and determines the CEO’s compensation level based on this evaluation. The CEO is not present during voting or deliberations with respect to his compensation. On an annual basis, the Compensation Committee also reviews and approves base salary, annual incentive compensation and long-term equity-based compensation of the other executive officers of the Company.

The Role of the Independent Consultant

The Compensation Committee has the full authority to engage compensation consultants and other advisors to assist it in the performance of its responsibilities. Prior to retaining, or seeking advice from, a compensation consultant or other advisor, the Compensation Committee must consider the independence of such compensation consultant or other advisor. The independent compensation consultant retained by the Compensation Committee reports directly to the Compensation Committee.

In 2019, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. The Compensation Committee assessed the independence of Pearl Meyer and determined that its work for the Compensation Committee has not raised any conflicts of interest.

In 2019, Pearl Meyer provided services to the Compensation Committee, including (i) a refreshed compensation review for the NEOs; (ii) an assessment of the Company’s and the Bank’s compensation components compared to survey and peer group data; and (iii) recommendations for total compensation opportunity guidelines (i.e., base salary and short- and long-term incentive targets). Pearl Meyer does not provide any services to the Company or any of its subsidiaries other than the services provided to the Compensation Committee.

The Role of the Peer Group

The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting 2019 compensation levels, in conjunction with the recommendation of Pearl Meyer, the Compensation Committee considered publicly-available data from industry compensation surveys and proxy statements from the group of peer companies listed below, which was the same peer group used to set 2018 compensation. (Industry survey data was data collected from surveys of bank holding companies or banks with an asset size of approximately $1.0 billion. Proxy data was compiled for publicly-traded commercial bank holding companies or banks with assets between approximately $900 million and $2.5 billion.)

• BCB Bancorp, Inc.	• Parke Bancorp, Inc.
• Bank of Princeton	• Pathfinder Bancorp, Inc.
• Bankwell Financial Group, Inc.	• Patriot National Bancorp, Inc.
• Chemung Financial Corporation	• SB One Bancorp
• Evans Bancorp Inc.	• Stewardship Financial Corporation
• First Bank	• Two River Bancorp
• Malvern Bancorp, Inc.	• Unity Bancorp, Inc.
• Metropolitan Bank Holding Corp.

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It is important to note that this market data is not the sole determinant in setting pay levels for executive officers of the Company. The Compensation Committee also considers Company and individual performance and the nature of an individual’s role within the Company, as well as his or her experience and contributions to his or her current role when making its compensation-related decisions.

The 2019 Executive Compensation Program in Detail

Base Salary

We provide each of our NEOs with a competitive fixed annual base salary. The base salaries for our NEOs are reviewed annually by the Compensation Committee by taking into account the results achieved by each executive officer, his future potential, scope of responsibilities and experience, and competitive pay practices. The NEOs received base salary increases ranging between approximately 3% and 5%, based on a review of market data, individual performance and the Company’s continued growth and performance. Base salaries for each NEO are shown below:

NEO	2018	2019	% Change
Robert F. Mangano	$660,000	$685,000	3.79%
Stephen J. Gilhooly	$230,000	$240,000	4.35%
John Andreacio	$340,000	$350,000	2.95%

2019 Short-Term Incentives

Under our short-term incentive plan, referred to as the “Annual Incentive Plan,” our NEOs are eligible to earn a performance-based annual cash award. The Annual Incentive Plan is designed to motivate executives to achieve pre-established annual financial and strategic goals that drive long-term shareholder value. Annual incentive awards are paid out of an incentive pool. The incentive pool is established by the Compensation Committee based on budgeted net income adjusted for non-recurring income and expenses. Award payouts can range between 0% and 150% of target based on actual results. Target award opportunities, as well as the performance measures, weightings and results, for the 2019 Annual Incentive Plan are set forth below.

Target Award Opportunities. Target award opportunities under the Annual Incentive Plan are expressed as a percentage of base salary and are established according to each NEO’s level of responsibility. For 2019, target award opportunities were as follows:

NEO	Target Award Opportunity (as a % of base salary)
Robert F. Mangano	50%
Stephen J. Gilhooly	15%
John Andreacio	25%

2019 Performance Measures, Weightings and Results. The Compensation Committee establishes performance measures on an annual basis that are tailored to the Company’s financial performance (adjusted net income) and individual NEO performance. Adjusted net income is defined as net income, as adjusted to exclude the expenses related to the Shore Merger. * No amount of any awards under the Annual Incentive Plan will be earned or paid out in the event that threshold performance with respect to the corporate financial component of the award is not achieved.

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* Please see Appendix B to the Proxy Statement for information on non-GAAP reconciliation.

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The weight assigned to each performance measure is summarized in the following table:

Performance Measure	Weight	Threshold	Target	Maximum
Adjusted Net Income	80%	$12.9 million	$13.9 million	$14.9 million
Individual Performance	20%	Discretionary

Following the 2019 fiscal year end, the Compensation Committee determined a payout percentage based on year-end adjusted net income results, as well as an assessment of each NEO’s performance and contribution toward the Company’s strategic goals. For fiscal 2019, net income, as adjusted to exclude the effect of expenses related to the Shore Merger, was $15 million.* As a result, the Compensation Committee certified performance results with respect to the corporate financial component of the 2019 award (i.e., adjusted net income) at 150% of target, or the maximum level.

In assessing individual performance, the Compensation Committee determined that each NEO executed on his strategic priorities, allowing the Company to continue capitalizing on opportunities for long-term growth and profitability. Consequently, the Compensation Committee certified each NEO’s individual performance results at above target levels. Based on these performance results, the NEOs received the following cash payouts for 2019 performance:

	Actual Payout (as a % of Target)	Actual Cash Payout
Robert F. Mangano	146%	$500,000
Stephen J. Gilhooly	144%	$52,000
John Andreacio	142%	$125,000

2019 Long Term Incentives

Effective for 2019, the Compensation Committee approved and fully implemented a new Long-Term Incentive Plan (“LTIP”) that emphasizes performance-based equity awards. Equity awards granted under the LTIP combine a variety of equity-based vehicles, such as performance-based restricted stock units, stock options and time-based restricted stock. LTIP opportunities that are performance-based are reported at target levels, which are expressed as a percentage of base salary and are established according to the NEO’s level of responsibility, as follows:

NEO	Target Award Opportunity (as a % of base salary)
Robert F. Mangano	50%
Stephen J. Gilhooly	25%
John Andreacio	30%

The Compensation Committee granted the following awards under the 2019 LTIP. The Performance-based restricted stock units are reported at target.

NEO	Performance-Based Restricted Stock Units (#)	Stock Options (#)	Time-Based Restricted Stock (#)
Robert F. Mangano	8,000	-	8,000
Stephen J. Gilhooly	1,000	1,000	2,000
John Andreacio	1,300	1,500	3,800

_____________________________

* Please see Appendix B to the Proxy Statement for information on non-GAAP reconciliation.

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Performance-Based Restricted Stock Units. The Company first granted restricted stock units (“RSUs”) under the 2019 LTIP on January 4, 2019 based on fiscal 2018 Company and individual performance. RSUs are performance-based and vest ratably over a three-year performance period subject to the achievement of certain performance metrics, which are established at the time of grant. The ultimate number of RSUs earned, if any, will depend on the performance achievement measured over each annual performance period. If performance measures are achieved, the RSUs will vest on the date of certification of performance achievement by the Compensation Committee following each annual performance period. Awards of RSUs are settled in cash unless the recipient timely elects for the RSUs to be settled in shares of common stock.

The potential number of RSUs granted under the 2019 LTIP that can be earned range from 0% to 150% of target. The RSUs will vest in three equal installments over the performance period from January 1, 2019 through December 31, 2021 following Compensation Committee certification of performance results for the applicable annual performance period. Performance is measured based on the Bank’s Reported Return on Average Assets (“ROAA”) for the annual performance period relative to an FDIC peer group average of all commercial banks of similar size in the New York Geographic Region during the same time period. ROAA will be adjusted for non-recurring income and expenses.

1st Constitution vs. FDIC Peer Index	Restricted Stock Units Earned (as a % of Target)
75th Percentile and above	150%
50th Percentile	100%
40th Percentile	50%
Below 40th Percentile	0%

On March 19, 2020, following the conclusion of the January 1, 2019 to December 31, 2019 performance period, the Compensation Committee certified that the Bank’s Reported ROAA performance relative to the FDIC Peer Index was achieved at the 69th percentile. As a result, the NEOs each earned 138% of their target RSUs. In accordance with the terms of the award agreements, the cash amounts paid in settlement of the awards were determined using the closing price of Company common stock on the first trading day following the January 4, 2020 valuation date, which was $22.31. The cash equivalents reported in the following table are rounded to the nearest whole dollar.

NEO	RSUs at Target for 2019 Performance Period (#)	Performance Achievement as a Percentage of Target	Shares Vested Underlying Earned RSUs (#)	Cash Equivalent ($)
Robert F. Mangano	2,666.67	138%	3,680	82,101
Stephen J. Gilhooly	333.33	138%	460	10,263
John Andreacio	433.33	138%	598	13,341

Stock Options. Stock options provide meaningful incentives for management to execute on the longer-term financial and strategic growth goals that drive the creation of shareholder value. That is because they provide value to the NEOs and other officers of the Company only if the price of the Company’s stock appreciates over time. Specifically, the value of the award depends on the price of Company common stock in the future as compared to the exercise price of the options granted.

The exercise price of the stock options issuable under the awards granted on January 4, 2019 is $19.38 per share, which was the closing price of Company common stock on the date of grant. There can be no assurance that any value will actually be realized. Stock options vest in 20% increments on each of the first five anniversaries of the date of grant. These stock options are also contingent upon the continued employment of the holder through each vesting date.

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Termination of employment for any reason other than death or disability results in the forfeiture of any unvested options. Vesting and exercisability of unvested options may also accelerate under special circumstances such as involuntary termination associated with a change in control.

Restricted Stock Awards. Restricted stock awards are intended to provide the NEOs and other officers of the Company with the economic equivalent of a direct ownership interest in the Company during the vesting period and provide the Company with significant retention security regardless of post-grant share price volatility. The time-based restricted stock awards granted to Mr. Mangano (8,000) on January 4, 2019, in recognition of corporate and individual performance in 2018, and to Messrs. Gilhooly (2,000) and Andreacio (3,800) on August 13, 2019, in recognition of mid-year corporate and individual performance, vest in 25% increments on each of the first four anniversaries of the date of grant. Termination of employment for any reasons other than death or disability results in the forfeiture of any unvested shares. The vesting of unvested shares may also accelerate under special circumstances, such as certain involuntary terminations associated with a change in control.

Actions Taken in 2020 in Consideration of 2019 Performance. In connection with its review of 2019 performance, the Compensation Committee granted the following awards to the NEOs on January 6, 2020 based on fiscal 2019 corporate results and individual achievements. The performance-based restricted stock units are reported at target.

NEO	Performance-Based Restricted Stock Units (#)	Stock Options (#)	Time-Based Restricted Stock (#)
Robert F. Mangano	8,750	-	8,750
Stephen J. Gilhooly	1,000	1,000	-
John Andreacio	1,200	1,500	-

The terms of such awards are substantially similar to the 2019 LTIP awards. The exercise price of the stock options issuable under the awards granted on January 4, 2019 is $21.92 per share, which was the closing price of Company common stock on the date of grant.

On March 19, 2020, the Compensation Committee reviewed the equity compensation previously granted to our employees based on 2019 performance, including our NEOs. The Compensation Committee determined that the outstanding stock options granted on January 6, 2020 were significantly “underwater,” meaning that the exercise price sharply exceeded the then-current trading value of our common stock. To compensate our employees for their past performance and achievements, the Compensation Committee granted the same number of stock options to such individuals, which included Messrs. Gilhooly and Andreacio, on the same terms as the stock options granted on January 6, 2020 except that the exercise price of the stock options issuable under the awards granted on March 19, 2020 is $13.13 per share, which amount reflects the tangible book value on December 31, 2019 and is greater than the closing price of Company common stock on the March 19, 2020 grant date.

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Other Practices, Policies and Guidelines

Stock Ownership Guidelines

The Company maintains stock ownership guidelines that are designed to promote our ownership culture and further align the interests of our shareholders and senior management. Our NEOs are expected to acquire and hold a minimum of Company common stock that is equal to a multiple of his annual base salary within five years from the time he becomes an NEO.

Title	Guideline as a Multiple of Salary
CEO	3x
Other NEOs	2x

The following ownership interests are considered when determining compliance with stock ownership guidelines:

•	Common shares held directly or indirectly;

•	Common shares (on an as converted full value basis) held in 401(k) or other benefit plan; and

•	All vested or unvested stock options, shares of restricted stock and restricted stock units.

2019 Risk Assessment

Each year, the Company performs a detailed risk analysis of each of its compensation programs. If warranted, the Compensation Committee will recommend changes to address concerns or considerations raised in the risk review process. Changes may be recommended for the program design or its oversight and administration in order to mitigate unreasonable risk, if any such risk is determined to exist. The Compensation Committee has concluded that the Company’s compensation arrangements do not encourage any employees to take unnecessary and excessive risks. We do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Hedging & Pledging

The Company’s Insider Trading Policy prohibits the directors, officers and employees of the Company and the Bank, as well as other persons informed by management to be subject to the policy from time to time, from:

•	Entering into any hedging transaction with respect to the Company’s securities, including, but not limited to, the purchase or use of, directly or indirectly through any other persons or entities, any stock option, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of the Company’s securities;

•	Pledging of Company securities owned by such persons; and

•	Placing any Company securities in margin accounts, unless the margin accounts are treated as non-marginable by the brokerage firm.

Benefits & Perquisites

Our NEOs also generally participate in other employee benefit plans on the same terms as all of our other employees. NEOs are entitled to participate in the employee benefit plans maintained by the Company and the Bank, including the 401(k) program, the medical insurance and reimbursement program, the group term life insurance program, and the group disability program.

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Our NEOs also receive certain personal benefits in connection with their employment with the Company. To facilitate the business-related travel of our CEO, the Company provides Mr. Mangano with a late-model automobile, which he uses for this purpose. In addition, the Company pays for the operation and maintenance of this automobile, which is valued at cost to the Company. In 2019, Mr. Mangano was also reimbursed for a golf club membership and a social membership at a country club located near the Company’s main office, which facilities are used by Mr. Mangano for business meetings and other business purposes, from time to time.

The other NEOs receive limited perquisites, which include automobile allowances and fuel reimbursement cards.

Executive Life Insurance Program

The Company has life insurance arrangements with certain executive officers of the Company. These employer-paid arrangements provide for a life insurance benefit of three times his or her annual base salary in the event of death while employed with the Company. Benefits are based on the annual base salary in effect at the time of death or retirement, minus amounts payable by reason of any other group term life insurance coverage provided by the Company.

All coverage under these arrangements terminates upon termination of a covered executive officer’s employment with the Company. However, with the exception of termination for cause, coverage will remain in effect after termination only if (i) the executive is at least 60 years old and has a minimum of 10 years of service with the Company, or (ii) there is a change in control.

Supplemental Executive Retirement Plan (“SERP”)

The Company maintains the SERP, which is a non-qualified, unfunded retirement plan, to provide a competitive level of pay replacement to executive officers designated by the Compensation Committee upon retirement. The Compensation Committee administers the SERP in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee is also responsible for designating eligible participants. As of December 31, 2019, Mr. Mangano was the only eligible participant. He is 100% vested in his SERP benefit, pursuant to the terms of the SERP.

SERP benefits are generally equal to the product of (i) a participant’s final base compensation times (ii) a percentage multiplier selected for such participant by the Compensation Committee. Final base compensation means a participant’s highest annual rate of base compensation in effect for the twelve month period prior to his or her termination from employment. Bonuses, overtime pay, commissions, other extraordinary payments, reimbursements or other expense allowances, equity compensation, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits are excluded, and amounts contributed to the Company’s 401(k) plan and cafeteria plan are included in the determination of final base compensation. The percentage multiplier used to calculate benefits under the SERP for Mr. Mangano is 55%.

In 2019, the Compensation Committee authorized retirement allocations under the SERP to Mr. Mangano, as listed in the 2019 Nonqualified Deferred Compensation table and as included in the All Other Compensation column of the 2019 Summary Compensation Table. For 2019 and 2018, respectively, the Company incurred expenses of $182,206 and $303,528 for Mr. Mangano in connection with the retirement allocations under the SERP, which amounts are not reflected in the 2019 Summary Compensation Table.

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Employment Agreements

The Company maintains employment agreements with the following NEOs, as summarized below:

Mangano Agreement

The Company and Mr. Mangano are parties to an employment agreement (the “Mangano Agreement”) dated July 1, 2010, as amended, whereby Mr. Mangano serves as the President and Chief Executive Officer, and as a director, of each of the Company and the Bank. The Mangano Agreement has a term of three years, with automatic one-year extensions starting on the first anniversary of the date of the Mangano Agreement and then on each anniversary (i.e., July 1) of such date thereafter, absent notice of non-renewal.

The Mangano Agreement provides for a minimum base salary of $505,000, an annual cash bonus of up to fifty percent (50%) of base salary, and participation in the Company’s equity plans. It also provides for participation in employee benefit plans and use of an automobile and a country club membership.

The Mangano Agreement provides certain severance and change in control (CIC) benefits to Mr. Mangano, as follows:

•	Termination without “just cause” or for “good reason” (other than in in connection with a CIC): Lump sum severance payment equal to two times the sum of his base salary plus appropriate cash bonus;

•	Termination due to death or disability: Base salary through date of termination plus appropriate cash bonus, prorated to date of termination, plus, in the case of disability, non-monetary employee benefits provided for under the Mangano Agreement;

•	Termination for “just cause”: No severance payment;

•	Termination without “just cause” or by Mr. Mangano for any reason in connection with or within 12 months after a CIC: Lump sum severance payment equal to three times the sum of his base salary plus a projected cash bonus.

Pursuant to a legacy program that has been in place for Mr. Mangano since the inception of the Mangano Agreement, if any of these severance payments would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Mangano will be entitled to receive a gross-up to offset any such amounts. Employment agreements entered subsequent to Mr. Mangano’s agreement do not contain gross-up provisions.

Upon Mr. Mangano’s retirement, his outstanding stock options will vest, but unvested restricted stock and restricted stock unit awards will be forfeited unless he enters into a consulting agreement (described below) with the Company. In this case, the unvested restricted stock and RSUs will continue to vest during the consultancy period.

The Mangano Agreement requires that the Company offer to enter into such a consulting agreement with Mr. Mangano in connection with his retirement, pursuant to which he may provide consulting services for no more than fifteen (15) hours per calendar month and be paid no salary other than reimbursement of expenses. Any such consulting agreement shall remain in place for at least as long as is necessary for Mr. Mangano’s unvested restricted stock and restricted stock units to vest.

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The Mangano Agreement includes a covenant not to compete with the Company effective during the term of the Mangano Agreement and for one year following the termination or discontinuation of Mr. Mangano’s employment or services. Mr. Mangano’s compensation is also subject to recoupment pursuant to the Company’s clawback policy and otherwise as required by law.

The Mangano Agreement and the Andreacio Agreement (described below) generally contain the following definitions:

•	A CIC occurs (i) if more than 35% of our common stock is acquired, (ii) upon a tender or exchange offer, (iii) if any person directly or indirectly acquires control of the election of a majority of the Company’s directors, (iv) if any person or group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act exercises a controlling influence over the management or policies of the Company, (v) if we experience a substantial and rapid turnover in the membership of our Board of Directors (changes in Board membership occurring within any period of 2 consecutive years result in two-thirds (2/3) of our Board members not being continuing directors unless such change in Board members is approved by at least two-thirds (2/3) of our Board), (vi) if our shareholders approve a merger or consolidation with another company (other than a merger where the Company is the surviving company and which does not result in a reclassification or reorganization of the Company’s shares or a change in the Company’s directors, other than the addition of three or fewer directors; (vii) if our shareholders approve a sale or disposition of all or substantially all of our assets, or (viii) if we adopt a plan of dissolution or liquidation.

•	“Just cause” includes (i) the conviction of a felony or criminal offense involving moral turpitude, (ii) the willful commission of an act likely to cause substantial economic damage to the Company or injury to the business reputation of the Company, (iii) fraud in the performance of his duties, (iv) a continued, willful failure to perform employment duties, or (v) an order of a federal or state regulatory agency or court of competent jurisdiction requiring his termination of employment.

•	“Good reason” includes (i) a material reduction in responsibilities, authority, base salary or benefits, (ii) a material and uncured breach of the agreement by the Company, (iii) relocation, or (iv) material diminution of duties and responsibilities.

Andreacio Agreement

The Company and Mr. Andreacio are parties to an employment agreement (the “Andreacio Agreement”) dated January 1, 2015 whereby he serves as the Executive Vice President and Chief Credit Officer of the Bank. The Andreacio Agreement has a term of two years, with automatic one-year extensions starting on the first anniversary of the date of the agreement, and then on each anniversary (i.e., January 1) of such date thereafter, absent notice of non-renewal.

The Andreacio Agreement provides for a minimum base salary of $250,000, an annual cash bonus determined by the Compensation Committee, and participation in the Company’s equity plans. It also provides for participation in employee benefit plans and an automobile allowance.

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The Andreacio Agreement provides certain severance and change in control (“CIC”) benefits to Mr. Andreacio, as follows:

•	Termination without “just cause” or for “good reason” (other than in in connection with a CIC): Lump sum severance payment equal to two times the sum of his base salary plus most recent cash bonus.

•	Termination due to death or disability: Base salary through date of termination plus appropriate cash bonus, prorated to date of termination, plus, in the case of disability, non-monetary employee benefits provided for under the Andreacio Agreement, subject to his employee contributions for such benefits.

•	Termination for “just cause” or quit: No severance payment.

•	Termination without “just cause” or by Mr. Andreacio for any reason in connection with or within 12 months after a CIC: Lump sum severance payment equal to two times the sum of his base salary plus most recent cash bonus.

If any of these severance payments would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Andreacio’s severance will be cut-back to the extent necessary to avoid such taxes.

The Andreacio Agreement includes a covenant not to compete with the Company effective during the term of the Andreacio Agreement and for one year following the termination or discontinuation of Mr. Andreacio’s employment or services. Mr. Andreacio’s compensation is also subject to recoupment pursuant to the Company’s clawback policy and otherwise as required by law.

Gilhooly Letter Agreement

Mr. Gilhooly is a party to an agreement with the Company dated January 31, 2014. It provides for Mr. Gilhooly’s starting annual base salary of $200,000 and an initial grant of 3,000 stock options, vesting at 20% per year beginning on date of grant. It also provides for his eligibility to participate in our annual cash bonus program, equity and employee benefit plans, and a car allowance.

Equity Incentive Plans

Our 2005 Equity Incentive Plan (the “2005 Plan”), 2013 Equity Incentive Plan (the “2013 Plan”) and 2019 Equity Incentive Plan (the “2019 Plan”) provide our NEOs with CIC and severance benefits with respect to their equity awards (if not otherwise covered by an employment agreement). Under the terms of the 2005 Plan, upon the occurrence of a CIC (as defined in the 2005 Plan), all unvested stock options and restricted stock awards shall vest. The award agreements under the 2005 Plan also provide that all outstanding awards shall become fully vested and exercisable upon the death, disability or in some cases retirement of the NEO. The terms of the 2013 Plan similarly provide for a “single trigger” acceleration of outstanding awards upon a CIC (as defined in the 2013 Plan) unless otherwise provided by the Compensation Committee. The award agreements under the 2013 Plan also provide that all outstanding awards shall become fully vested and exercisable upon the death or disability of the NEO. Unless otherwise provided in any employment agreement or change in control agreement between the NEO and the Company, all unvested shares of restricted stock will be forfeited upon the NEO’s termination of employment for reasons other than death or disability.

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The terms of the 2019 Plan provide for a “double trigger” acceleration of outstanding awards upon a CIC (as defined in the 2019 Plan) unless otherwise provided by the Compensation Committee. If awards are assumed or substituted by a surviving entity in connection with a CIC and the NEO has a Qualifying Termination (as defined in the 2019 Plan) within two years after the CIC, then (i) all non-forfeited stock options and SARs shall become fully vested and exercisable; (ii) all time-based awards other than options and SARs shall become fully vested and paid within 90 days following the Qualifying Termination; and (iii) all performance-based awards shall be paid out in an amount determined under the 2019 Plan based on (A) how much of the performance period is completed at the time of the Qualifying Termination, and (B) in some instances, actual performance. If awards are not assumed or substituted by a surviving entity in connection with a CIC, then (i) outstanding stock options and SARs shall become fully vested and shall remain exercisable for the remainder of their terms; (ii) time-based awards shall become fully vested and paid within 90 days following the CIC; and (iii) performance-based awards shall be paid out in an amount determined under the 2019 Plan based on (A) how much of the performance period is completed at the time of the CIC, and (B) in some instances, actual performance.

Tax and Accounting Considerations

We take tax, accounting and regulatory requirements into consideration in choosing the particular elements of our compensation programs and in the procedures we use to set and pay those elements. We want to pay compensation in the most tax-effective manner reasonably possible and, therefore, take tax considerations into account.

•	Section 409A of the Code provides that deferred compensation (including certain forms of equity awards) is subject to additional income tax and interest unless it is paid pursuant to a plan and procedures that meet certain requirements of the Code. It is our intention to deliver compensation that complies with the requirements under Section 409A.

•	We have generally granted all of our stock options to NEOs as incentive stock options under Section 422 of the Code, subject to the volume limitations contained in the Code. Generally, for stock options that do not qualify as incentive stock options, upon exercise of the options, the holders of the stock options recognize taxable income and we are entitled to a tax deduction. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would otherwise receive for a non-qualified stock option. For federal income tax purposes, the NEO will generally be deemed to have received compensation income on each vesting date equal to the fair market value of the shares vesting on such date, and the Company will generally be entitled to a tax deduction for such amount as compensation expense unless limited by tax rules.

Compensation Committee Report

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed and discussed with management the CD&A contained in this Proxy Statement. Based on its review of the CD&A and its discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has agreed, that the CD&A be included in this Proxy Statement.

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No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

WILLIAM M. RUE, CHAIRMAN

CHARLES S. CROW, III

J. LYNNE CANNON

JAMES G. AARON

ANTONIO L. CRUZ

CARMEN M. PENTA

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SUMMARY COMPENSATION TABLE(1)

The table below summarizes the total compensation paid to or earned by each of the Company’s named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary (2)	Bonus (3)	Stock Awards (4)	Option Awards (4)	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)

Robert F. Mangano	2019	685,000	500,000	310,080 (5)	–	81,323 (6)	1,576,403
President and CEO	2018	660,000	475,000	329,400	–	77,440 (6)	1,541,840
	2017	642,250	375,000	373,000	–	97,425 (6)	1,487,675

Stephen J. Gilhooly	2019	240,000	52,500	54,040 (5)	19,380	12,075 (7)	377,995
Senior Vice President,	2018	230,000	32,500	51,750	18,300	11,844 (7)	344,394
CFO and Treasurer	2017	220,000	20,000	44,450	18,650	11,486 (7)	314,586

John T. Andreacio(8)	2019	350,000	125,000	91,048 (5)	29,070	17,464 (9)	612,582
Executive Vice President	2018	340,000	95,500	100,810	18,300	16,909 (9)	571,519
and Chief Lending and Credit Officer	2017	320,000	70,000	87,450	18,650	15,583 (9)	511,683

(1)	The Company has only three executive officers, as such term is defined in Rule 3b-7 of the Exchange Act, for fiscal years 2019 and 2018, and two executive officers for fiscal year 2017. The Company is voluntarily providing Mr. Andreacio’s compensation for fiscal year 2017. Amounts shown in this table are rounded to the nearest whole dollar.

(2)	Amounts include compensation deferred under the Company’s 401(k) Plan as follows: In fiscal year 2019, our named executive officers deferred the following amounts into the Company’s 401(k) Plan: Mr. Mangano – $25,000, Mr. Gilhooly – $23,998 and Mr. Andreacio – $21,288. In fiscal year 2018, our named executive officers deferred the following amounts into the Company’s 401(k) Plan: Mr. Mangano – $24,500, Mr. Gilhooly – $23,998 and Mr. Andreacio – $20,688. In fiscal year 2017, our named executive officers deferred the following amounts into the Company’s 401(k) Plan: Mr. Mangano – $20,798, Mr. Gilhooly – $20,341 and Mr. Andreacio – $18,796.

(3)	Amounts shown in this column reflect the payouts made in 2020 under the Company’s 2019 Annual Incentive Program with respect to 2019 performance as discussed above under “The 2019 Executive Compensation Program in Detail—2019 Short-Term Incentives.”

(4)	Amounts shown in these columns reflect the aggregate grant date fair value of time-based restricted stock awards, awards of performance-based restricted stock units and option awards, as determined in accordance with FASB ASC Topic 718. Additional information concerning our accounting for restricted stock and options granted in 2018 is included in Note 1 and Note 16 of the Notes to Consolidated Financial Statements in our 2018 Annual Report on Form 10-K and additional information concerning our accounting for restricted stock and options granted in 2017 is included in Note 1 and Note 15 of the Notes to Consolidated Financial Statements in our 2017 Annual Report on Form 10-K.

(5)	Amounts shown reflect the aggregate grant date fair value of time-based restricted stock awards and awards of performance-based restricted stock units. Restricted stock units were first awarded in January 2019 and vest ratably over a three-year performance period subject to Compensation Committee performance results. The grant date fair value of the restricted stock units are reported at target. The maximum potential value of the performance-based restricted stock awards (assuming the highest level of performance achievement on the date of grant) are as follows: Mr. Mangano – $232,560, Mr. Gilhooly – $29,070 and Mr. Andreacio – $37,791.

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On March 19, 2020, the Compensation Committee certified 2019 performance results at 138% achievement. As a result, the NEOs earned the following number of restricted stock units based on 2019 performance: Mr. Mangano – 3,680, Mr. Gilhooly – 460 and Mr. Andreacio – 598. The cash equivalents of these awards upon vesting were as follows: Mr. Mangano – $82,101, Mr. Gilhooly – $10,263 and Mr. Andreacio – $13,342. The restricted stock units that remain unearned and unvested with respect to the 2020 and 2021 annual performance periods are reflected below in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table.

(6)	Includes: (i) the value of the Company’s match of employee contributions under our 401(k) Plan; (ii) imputed income attributable to BOLI; (iii) the annual cost to the Company of a country club membership; and (iv) the value of the Company provided automobile of $44,069 for 2019, $41,830 for 2018 and $42,152 for 2017. The Company calculates the aggregate incremental cost to the Company for the provision to Mr. Mangano of the Company provided car as the sum of the total cost of the automobile attributable to the fiscal year, including lease payments, plus maintenance costs, insurance and fuel paid by the Company. This amount has not been reduced to reflect the costs attributable to business use. Mr. Mangano is taxed on the imputed income attributable to personal use of the Company car and does not receive tax assistance from the Company with respect to these amounts.

(7)	Includes: (i) the value of the Company’s match of employee contributions under our 401(k) Plan and (ii) the value of an automobile reimbursement allowance.

(8)	Mr. Andreacio became an executive officer of the Company in January 2018. Although Mr. Andreacio was not an executive officer for the Company in 2017, we are voluntarily providing his compensation for fiscal year 2017 in the Summary Compensation Table.

(9)	Includes: (i) the value of the Company’s match of employee contributions under our 401(k) Plan, (ii) the value of an automobile reimbursement allowance and (iii) imputed income attributable to BOLI.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth the grants that each NEO received under the Company’s 2013 Executive Incentive Plan and 2019 Incentive Plan in 2019.

		Estimated Future Payouts Under Equity Incentive Plans			All Other Stock	All Other Option		Grant
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)	Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Date Fair Value of Stock and Option Awards ($)

Robert F. Mangano	1/4/2019 (1)	4,000	8,000	12,000				155,040

	1/4/2019 (2)				8,000			155,040

Stephen J. Gilhooly	1/4/2019 (1)	500	1,000	1,500				19,380

	1/4/2019 (3)					1,000	19.38	19,380

	8/13/2019 (4)				2,000			34,660

John T. Andreacio	1/4/2019 (1)	650	1,300	1,950				25,194

	1/4/2019 (3)					1,500	19.38	29,070

	8/13/2019 (4)				3,800			65,854

(1)	Award of performance-based restricted stock units that vest pro-rata in three annual installments commencing in 2020, subject to achievement of pre-established performance metrics. The ultimate number of shares earned, if any, or the cash equivalent, will depend upon performance achievement measured over each annual period during the period from January 1, 2019 through December 31, 2021. If performance measures are achieved, vesting will occur on the date of certification of performance achievement by the Compensation Committee following each annual period. On March 19, 2020, the Compensation Committee certified 2019 performance results, and the cash equivalents, as determined in accordance with the applicable award agreements, were subsequently paid out to the award recipients with respect to the first tranche of the awards. The number of restricted stock units earned and the value realized upon Compensation Committee certification of 2019 performance results are reflected below in the “Option Exercises and Stock Vested” table. The grant date fair values of these awards are reported at target.

(2)	Award of restricted stock that vests in equal installments on January 4, 2020, January 4, 2021, January 4, 2022 and January 4, 2023.

(3)	Award of options that become exercisable in equal annual installments on January 4, 2020, January 4, 2021, January 4, 2022, January 4, 2023 and January 4, 2024.

(4)	Award of restricted stock that vests in equal installments on August 13, 2020, August 13, 2021, August 13, 2022 and August 13, 2023.

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2019 Equity Incentive Plan

The 1st Constitution Bancorp 2019 Equity Incentive Plan (the “2019 Plan”) was adopted by the Board of Directors of the Company on March 21, 2019 and was approved by our shareholders on May 24, 2019. A total of 406,822 shares (as adjusted for all stock dividends) have been reserved and are available for delivery in connection with awards under the 2019 Plan; however, the total number of shares which may be issued and delivered in connection with awards that are granted as incentive stock options (“ISOs”) is limited to 220,500 as adjusted for all stock dividends). Shares delivered under the 2019 Plan shall be authorized and unissued shares or treasury shares, or partly out of each, as shall be determined by the Board of Directors of the Company. Shares subject to an award under the 2019 Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the participant will again be available for awards, but with respect to shares reserved and available for ISOs, only to the extent consistent with applicable regulations relating to ISOs under the Code.

The 2019 Plan is administered by the Compensation Committee, which determines the terms of each grant under the plan. Under the 2019 Plan, the Company may grant participants stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) or such other awards as the Compensation Committee may determine to employees of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an award until such person has commenced employment with the Company or a subsidiary or affiliate. Non-employee directors shall not be eligible to participate in the 2019 Plan.

Participants are limited in any year to awards under the 2019 Plan relating to no more than 110,250 shares per type of award (that is, options, restricted stock and other awards).

The exercise price per share purchasable under an option shall not be less than the fair market value of a share of Company common stock on the date of grant of the option. The Compensation Committee shall determine the term of each option, provided, that no option may have a term in excess of ten years from the date of grant. The Compensation Committee shall determine the time or times at which, or the circumstances under which, an option may be exercised, in whole or in part, the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, stock, other awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property, and the methods by or forms in which Company common stock will be delivered or deemed to be delivered in satisfaction of options.

The Compensation Committee may grant SARs in tandem with an option or on a freestanding basis. Upon exercise of a SAR, the participant will be entitled to payment of the positive difference in value between the exercise price and the fair market value of a share of Company common stock on the date of exercise. The exercise price will be at least equal to the fair market value of a share of Company common stock as of the date of grant. The Compensation Committee shall determine the term of each SAR, provided that no SAR may have a term in excess of ten years from the date of grant. The Compensation Committee shall determine the time or times at which, or the circumstances under which, a SAR may be exercised, in whole or in part, the methods by which the SAR may be settled, including, without limitation, cash or stock, and all other terms and conditions of the SAR.

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The Compensation Committee will determine the period over which restricted stock and RSUs will vest, and will impose such restrictions on transferability, risk of forfeiture and other restrictions as the Compensation Committee may, in its discretion, determine. The minimum stated vesting period for awards covering at least 95% of the shares of stock reserved under the 2019 Plan will be one year. Delivery of stock (or cash equivalent) in connection with the lapse of restrictions with respect to RSUs shall occur at such times as the Compensation Committee shall determine. Unless restricted by the Compensation Committee, a participant granted restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon. In the case of RSUs, no shares of stock shall be issued at the time an award is made, and the Compensation Committee shall determine whether such award of RSUs will be credited with dividends paid on shares of the Company’s common stock during the applicable restricted period. In no event will any dividends or dividend equivalents be paid unless and until the award associated with such dividend or dividend equivalent has vested.

The Compensation Committee is authorized to grant such other awards to participants as the Compensation Committee, in its discretion, may determine; provided, however, that such other awards shall comply with applicable federal and state securities laws, the Code, as applicable, and Nasdaq Listing Rules applicable to the Company. The Compensation Committee shall determine the terms, conditions, restrictions and other provisions of such other awards.

The 2019 Plan contains customary anti-dilution provisions pursuant to which the Compensation Committee may, in such manner as it may deem equitable, make certain adjustments in the event of a stock dividend, stock split, recapitalization or other similar transaction, including adjustments to the aggregate number of shares that may be issued under the 2019 Plan and the number of shares available for grant as ISOs.

As of March 31, 2020, there were 27,000 options to purchase shares of Company common stock (as adjusted for all stock dividends) under the 2019 Plan. As of March 31, 2020, grants of 41,000 shares of time-based restricted stock (as adjusted for all stock dividends) and 28,425 performance-based RSUs have been previously made under the 2019 Plan and 356,341 shares (as adjusted for all stock dividends) remain available for future issuance under the 2019 Plan.

2013 Equity Incentive Plan

The 1st Constitution Bancorp 2013 Equity Incentive Plan (the “2013 Plan”) was adopted by the Board of Directors of the Company on March 21, 2013 and was approved by our shareholders on May 23, 2013. Following the adoption of the 2019 Plan by shareholders on May 24, 2019, (i) the Compensation Committee discontinued granting awards under the 2013 Plan; (ii) no shares that currently remain available for future grant under the 2013 Plan will be added to the number of shares available for grant under the 2013 Plan; and (iii) none of the shares that may be returned to the 2013 Plan in accordance with its provisions will be added to the number of shares available for grant under the 2013 Plan.

The 2013 Plan is administered by the Compensation Committee, which determines the terms of each grant under the plan. Under the 2013 Plan, the Company was able to grant participants stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) or other awards determined by the Compensation Committee relating to an aggregate maximum of 406,822 shares of the Company’s common stock (as adjusted for all stock dividends). Participants were limited in any year to awards under the 2013 Plan relating to no more than 110,250 shares per type of award (that is, options, restricted stock and other awards).

Awards were granted under the 2013 Plan to employees of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company, a consultant or other person who provided substantial services to the Company or a subsidiary or affiliate, and any person who had been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee did not receive any payment or exercise any right relating to an award until such person had commenced employment with the Company or a subsidiary or affiliate. Non-employee directors were not eligible to participate in the 2013 Plan.

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The exercise price per share purchasable under an option granted under the 2013 Plan could not be less than the fair market value of a share of Company common stock on the date of grant of the option. The Compensation Committee determined the term of each option, provided, that no option could have a term in excess of ten years from the date of grant. The Compensation Committee determined the time or times at which, or the circumstances under which, an option could be exercised, in whole or in part, the methods by which such exercise price could be paid or deemed to be paid and the form of such payment, including, without limitation, cash, stock, other awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property, and the methods by or forms in which Company common stock could be delivered or deemed to be delivered in satisfaction of options.

The Compensation Committee could grant SARs in tandem with an option or on a freestanding basis. Upon exercise of a SAR, the participant would be entitled to payment of the positive difference in value between the exercise price and the fair market value of a share of Company common stock on the date of exercise. The exercise price must have been at least equal to the fair market value of a share of Company common stock as of the date of grant. The Compensation Committee determined the term of each SAR, provided that no SAR could have a term in excess of ten years from the date of grant. The Compensation Committee determined the time or times at which, or the circumstances under which, a SAR could be exercised, in whole or in part, the methods by which the SAR could be settled, including, without limitation, cash or stock, and all other terms and conditions of the SAR.

The Compensation Committee determined the period over which restricted stock and RSUs would vest, and imposed such restrictions on transferability, risk of forfeiture and other restrictions as the Compensation Committee, in its discretion, determined. Delivery of stock (or cash equivalent) in connection with the lapse of restrictions with respect to RSUs occurred at such times as the Compensation Committee determined. Unless restricted by the Compensation Committee, a participant granted restricted stock had all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon. In the case of RSUs, no shares of stock were issued at the time an award was made, and the Compensation Committee determined whether such award of RSUs would be credited with dividends paid on shares of the Company’s common stock during the applicable restricted period.

The 2013 Plan contains customary anti-dilution provisions pursuant to which the Compensation Committee could, in such manner as it may deem equitable, make certain adjustments in the event of a stock dividend, stock split, recapitalization or other similar transaction, including adjustments to the aggregate number of shares that could be issued under the 2013 Plan and the number of shares available for grant as ISOs.

As of March 31, 2020, there were 49,427 options to purchase shares of Company common stock (as adjusted for all stock dividends) under the 2013 Plan. As of March 31, 2020, grants of 329,899 shares of time-based restricted stock (as adjusted for all stock dividends) and 15,300 performance-based RSUs have been previously made under the 2013 Plan. As a result of the adoption of the 2019 Plan by shareholders on May 24, 2019, no shares are available for future grant under the 2013 Plan.

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2005 Equity Incentive Plan

The 1st Constitution Bancorp 2005 Equity Incentive Plan (the “2005 Plan”) was adopted by the Board of Directors of the Company on February 17, 2005 and was approved by our shareholders on May 19, 2005. Following the adoption of the 2013 Plan by shareholders on May 23, 2013, (i) the Compensation Committee discontinued granting awards under the 2005 Plan; (ii) no shares that currently remain available for future grant under the 2005 Plan will be added to the number of shares available for grant under the 2005 Plan; and (iii) none of the shares that may be returned to the 2005 Plan in accordance with its provisions will be added to the number of shares available for grant under the 2005 Plan.

The 2005 Plan is administered by the Compensation Committee, which determines the terms of each grant under the plan. Under the 2005 Plan, the Company was able to grant participants stock options, restricted stock, or other awards determined by the Compensation Committee relating to an aggregate maximum of 474,304 shares of the Company’s common stock (as adjusted for all stock dividends). Participants were limited in any year to awards under the 2005 Plan relating to no more than 24,541 shares per type of award (that is, options, restricted stock, and other awards) (as adjusted for all stock dividends), plus the amount of the participant’s unused annual limit relating to the same type of award as of the close of the previous year, subject to future adjustment.

Awards were granted under the 2005 Plan to employees of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company, a consultant or other person who provided substantial services to the Company or a subsidiary or affiliate, and any person who had been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee did not receive any payment or exercise any right relating to an award until such person had commenced employment with the Company or a subsidiary or affiliate. Non-employee directors were not eligible to participate in the 2005 Plan.

The exercise price of options granted under the 2005 Plan must equal the fair market value of Company common stock at the time of grant, and the term of any option cannot exceed 10 years after the date of the grant. The number of shares of Company common stock covered by the 2005 Plan, and the amount and grant price for each award, were proportionally adjusted for any increase or decrease in the number of issued shares of Company common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

As of March 31, 2020, there were 72,724 options to purchase shares of Company common stock (as adjusted for all stock dividends) outstanding under the 2005 Plan. As of March 31, 2020, grants of 59,170 restricted shares of Company common stock (as adjusted for all stock dividends) have been previously made under the 2005 Plan. As a result of the adoption of the 2013 Plan by shareholders on May 23, 2013, no shares are available for future grant under the 2005 Plan.

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OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table represents stock options and stock awards outstanding for each named executive officer as of December 31, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(5)
Robert F. Mangano	33,834	0	5.63	09/22/21	6280 a	138976	5,333.33	118,027
					10,000 c	221,300
					13,500 e	298,755
					8,000 g	177,040

Stephen J. Gilhooly	3308	0	9.30	04/02/24	500 b	11,065	666.67	14,753
	840	210	11.98	01/04/26	500 c	11,065
	600	400	18.65	01/03/27	750 d	16,598
	400	600	18.30	01/02/28	750 e	16,598
	200	800	19.38	01/04/29	1125 f	24,896
					2000 h	44,260

John T. Andreacio	221	0	10.24	01/06/24	262 a	5,798	866.67	19,179
	442	0	10.10	01/02/25	1375 b	30,429
	420	210	11.98	01/04/26	500 c	11,065
	600	400	18.65	01/03/27	2000 d	44,260
	400	600	18.30	01/02/28	750 e	16,598
	300	1,200	19.38	01/04/29	2775 f	61,411
					3800 h	84,094

(1)	Option awards vest 20% at grant and 20% in equal annual installments on the first four anniversaries of the date of grant. Each option has a ten-year term.

(2)	Stock awards in this column represent restricted stock grants, which vest in 25% annual increments on the first four anniversaries of the date of grant. Vested shares are subject to certain transferability restrictions. The following table provides the grant date for each restricted stock award reflected above.

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Footnote Reference	Grant Date
a	01/04/2016
b	07/28/2016
c	01/03/2017
d	07/28/2017
e	01/02/2018
f	08/13/2018
g	01/04/2019
h	08/13/2019

(3)	Amounts in this column reflect the number of unvested shares of restricted stock multiplied by the closing market price per share of 1st Constitution common stock on the last trading day in 2019, which was $22.13.

(4)	Reflects the number of unearned and unvested restricted stock units remaining under the January 4, 2019 grants of performance-based restricted stock units reported at target. Earned restricted stock units, if any, will vest subject to Compensation Committee certification of performance results for the 2020 and 2021 annual performance periods. On March 19, 2020, the Compensation Committee certified 2019 performance results, and the cash equivalents, as determined in accordance with the applicable award agreements, were subsequently paid out to the award recipients with respect to the first tranche of the awards. The number of restricted stock units earned and the value realized upon Compensation Committee certification of 2019 performance results are reflected below in the “Option Exercises and Stock Vested” table.

(5)	Amounts reflected in this column reflect the number of unearned and unvested restricted stock units multiplied by the closing market price per share of 1st Constitution common stock on the last trading day in 2019, which was $22.13, rounded to the nearest whole dollar.

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OPTION EXERCISES AND STOCK VESTED

The following table shows amounts realized by the named executive officers upon the vesting of stock awards and exercise of option awards during 2019 or for 2019 performance.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert F. Mangano	4,219 (3)	50,799	4,961 (4)	96,740
			6,280 (5)	121,706
			5,000 (8)	96,150
			4,500 (10)	87,750
			3,680 (12)	82,101

Stephen J. Gilhooly	--		250 (6)	4,808
			394 (7)	7,206
			500 (8)	9,090
			375 (9)	6,818
			250 (10)	4,875
			375 (11)	6,499
			460 (12)	10,263

John T. Andreacio	--		1,312 (6)	23,996
			263 (5)	5,097
			1,375 (7)	24,998
			250 (8)	4,808
			1,000 (9)	18,180
			250 (10)	4,875
			925 (11)	16,030
			598 (12)	13,341

(1)	Amounts in this column reflect the number of stock options exercised multiplied by the difference between the closing market price of 1st Constitution common stock and the exercise price per share at exercise.

(2)	Amounts in this column reflect the number of shares vested multiplied by the closing market price per share of 1st Constitution common stock on the vested date (or the next trading day if the vesting date fell on a date on which there was no trading on the Nasdaq Global Market, LLC).

(3)	Reflects award of options granted on January 2, 2009 that were fully vested on January 2, 2013 and exercised on January 2, 2019.

(4)	Reflects award of restricted stock granted on January 2, 2015, 25% of which vested on January 2, 2019.

(5)	Reflects award of restricted stock granted on January 4, 2016, 25% of which vested on January 4, 2019.

(6)	Reflects award of restricted stock granted on July 16, 2015, 25% of which vested on July 16, 2019.

(7)	Reflects award of restricted stock granted on July 28, 2016, 25% of which vested on July 28, 2019.

(8)	Reflects award of restricted stock granted on January 3, 2017, 25% of which vested on January 3, 2019.

(9)	Reflects award of restricted stock granted on July 28, 2017, 25% of which vested on July 28, 2019.

(10)	Reflects award of restricted stock granted on January 2, 2018, 25% of which vested on January 2, 2019

(11)	Reflects award of restricted stock granted on August 13, 2018, 25% of which vested on August 13, 2019.

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(12)	Reflects the number of restricted stock units earned for the January 1, 2019 to December 31, 2019 performance period following Compensation Committee certification of performance results on March 19, 2020. In accordance with the terms of the award agreements, the cash amounts paid in settlement of the awards were determined using the closing price of Company common stock on the first trading day following the January 4, 2020 valuation date, which was $22.31. The unearned and unvested restricted stock units that remain available for the 2020 and 20201 performance periods are reflected above in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table.

PENSION BENEFITS

Supplemental Executive Retirement Plans

The Company maintains a Supplemental Executive Retirement Plan (the “SERP”), which is a non-qualified, unfunded retirement plan, to provide a competitive level of pay replacement to executive officers designated by the Compensation Committee upon retirement. As of December 31, 2019, Mr. Mangano was the only eligible participant.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year
Robert F. Mangano	SERP	22	$4,567,062	0

Stephen J. Gilhooly	--	--	--	--

John T. Andreacio	--	--	--	--

Termination of Employment and Change in Control Arrangements

As discussed in more detail in the CD&A of this proxy statement, the Company has entered into certain agreements with Messrs. Mangano and Andreacio and maintains certain plans that will require the Company to provide compensation to our NEOs in the event of a termination of employment or a change in control. The table below reflects the amount of compensation payable to each of Messrs. Mangano, Gilhooly and Andreacio assuming that each of the hypothetical termination and change in control situations described in the table occurred on December 31, 2019.

Compensation and/or Benefits Payable Upon Termination or Change in Control	Termination Without Just Cause or For Good Reason	Termination Due to Death or Disability	Termination for “Just Cause”	Termination Without “Just Cause” or for any reason in connection with or within 12 Months of a Change in Control
	($)	($)	($)	($)
Robert F. Mangano
Cash Severance (1)	1,870,000	-	--	2,555,000

Acceleration of Equity Awards (2)	1,476,433	1,476,433	--	1,476,433

Non-Qualified Pension Benefits (3)	4,718,714	4718,714	--	4,718,714

Life Insurance Benefits (4)	2,055,000	2,055,000	--	2,055,000

Total Termination Benefits	10,120,147	8,250,147	--	10,805,147

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Compensation and/or Benefits Payable Upon Termination or Change in Control	Termination Without Just Cause or For Good Reason	Termination Due to Death or Disability	Termination for “Just Cause”	Termination Without “Just Cause” or for any reason in connection with or within 12 Months of a Change in Control

Stephen J. Gilhooly
Cash Severance	--	--	--	55,380

Acceleration of Equity Awards (2)	--	197,903	--	197,903

Non-Qualified Pension Benefits	--	--	--	--

Life Insurance Benefits (4)	--	--	--	--

Total Termination Benefits	--	197,903	--	253,283

John T. Andreacio
Cash Severance (1)	825,000	--	--	825,000

Acceleration of Equity Awards (2)	--	292,771	--	292,771

Non-Qualified Pension Benefits	--	--	--	--

Life Insurance Benefits (4)	--	1,050,000	--	1,050,000

Total Termination Benefits	825,000	1,342,771	--	2,167,771

(1)	Amounts include lump sum payments and any cash bonus to which the NEO was entitled on December 31, 2019.

(2)	For Mr. Mangano, amounts shown reflect that, upon his retirement, he would be entitled to receive his compensation, vested rights (including restricted stock units earned for 2019 performance) and employee benefits up to the date of his termination and his outstanding stock options would vest. Amounts shown also assume that Mr. Mangano would enter into a consulting agreement with the Company upon his retirement, in which case any unvested shares of restricted stock and unearned awards of restricted stock units would continue to vest in accordance with their terms during the consultancy period and would not be forfeited. Amounts shown for all NEOs assume that (i) upon a termination due to death or disability, the NEO (or his estate) would be entitled to receive equity awards earned and vested as of December 31, 2019 (including restricted stock units earned for 2019 performance), and (ii) the successor entity in a Change in Control would assume all outstanding equity award agreements.

(3)	Amounts include benefits that Mr. Mangano would be entitled to under the SERP, in which he is fully vested.

(4)	Amounts include the employer paid life insurance of three times annual base salary in the event of death while employed. Coverage will remain in effect after termination only if (i) the executive is at least 60 years old and has a minimum of 10 years of service with the Company, or (ii) there is a change in control unless terminated for cause.

CEO PAY RATIO

In accordance with Item 402(u) of Regulation S-K, we have elected to identify our median employee every three years unless a significant change in employee population or employee compensation arrangements has occurred. Because there has been no change in our employee population or employee compensation arrangements in fiscal 2019 that we reasonably believe would result in a significant change to our pay ratio disclosure for fiscal 2019, we are using the same median employee identified in 2017 to calculate our 2019 CEO pay ratio. For information regarding the process utilized to identify our median employee, please refer to our Proxy Statement for the 2019 Annual Meeting of Shareholders.

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We determined that the 2019 annual total compensation of the median employee was $59,649. Mr. Mangano’s 2019 annual total compensation was $1,576,403, and the ratio of Mr. Mangano’s 2019 annual total compensation to the median employee’s 2019 annual total compensation was 26:1.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policy for Transactions with Related Persons

The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.  The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and which exceeds $120,000 in the aggregate, is subject to review.  In its review of related person transactions, the Nominating and Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the related person’s interest in the transaction; (ii) the significance of the transaction to the Company and to the related person; and (iii) whether the transaction is likely to impair the judgment of the related person to act in the best interest of the Company.

The Board has determined that, other than the transactions described in the following section, no transactions occurred since January 1, 2018 involving any director, director nominee or executive officer of the Company, any known 5% shareholder of the Company or any immediate family member of any of the foregoing persons (together “related persons”) that would require disclosure as a “related person transaction.”

Transactions with Related Persons

The Company, through its subsidiary, the Bank, has made loans to its directors and executive officers and their affiliates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2019, the Bank had total loans and loan commitments outstanding to directors and executive officers and their affiliates of $6.3 million, or approximately 3.7% of total shareholder’s equity, respectively, at such dates. Rent of approximately $128,000 was paid in 2019 to an entity affiliated with a director for the lease of one of the Company’s offices. As of December 31, 2019, no director or executive officer of the Company or their affiliates was in default under any loan transaction with the Bank. As of December 31, 2018, the Bank had total loans and loan commitments outstanding to directors and executive officers and their affiliates of $5,805,000, or approximately 4.6% total shareholder’s equity, at such date. Rent of approximately $126,000 was paid in 2018 to an entity affiliated with a director for the lease of one of the Company’s offices. As of December 31, 2018, no director or executive officer of the Company or their affiliates was in default under any loan transaction with the Bank.

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SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2021 ANNUAL MEETING

Proxy Statement Proposals

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus, any substantive proposal, including shareholder proposals, must be referred to in the Company’s notice of shareholders’ meeting for the proposal to be properly considered at a shareholders’ meeting.

Proposals of shareholders which are eligible under the rules of the SEC to be included in the Company’s 2021 proxy materials must be received by the Corporate Secretary of the Company no later than December 17, 2020.

If the Company changes the date of its 2021 annual meeting of shareholders to a date more than 30 days from the anniversary of the date of its 2020 Annual Meeting, then the deadline for submission of shareholder proposals will be changed to a reasonable time before the Company begins to print and mail its proxy materials. If the Company changes the date of its annual meeting in a manner that alters the deadline, the Company will so state under Part II, Item 5 of the first Quarterly Report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

Nominations and Other Proposals

Under our By-laws, written notice of shareholder nominations to the Board of Directors must be delivered to the Company’s Secretary not less than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. Accordingly, any shareholder who wishes to have a nomination considered at the 2021 annual meeting of shareholders must deliver a written notice (containing the information specified in our By-laws regarding the shareholder and the proposed action) to the Company’s Secretary by February 20, 2021.

Other business proposals that a shareholder wishes to have considered at our next annual meeting of shareholders, but which are not included in the Company’s proxy statement, may be made by a shareholder entitled to vote who has delivered a notice to the Company’s Secretary no later than March 2, 2021.

These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice provisions, subject to applicable rules of the SEC.

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OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any other matters that may come before the Annual Meeting. However, in the event such other matters come before the meeting, the persons named on the white proxy card will have the discretion to vote on those matters using their best judgment.

Shareholders are urged to vote by Internet or sign the enclosed proxy and return it in the enclosed envelope. The proxy is solicited on behalf of the Board.

By Order of the Board of Directors

ROBERT F. MANGANO
President and Chief Executive Officer

A copy of the annual report to shareholders for the fiscal year ended December 31, 2019 accompanies this proxy statement. The annual report is a combined report with the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2019 filed with the SEC. The Company will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee, upon receipt of a request addressed to the Corporate Secretary, 1st Constitution Bancorp, 2650 Route 130 North, Cranbury, New Jersey 08512.

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Appendix A

1st CONSTITUTION BANCORP

2020 DIRECTORS STOCK PLAN

1.           Purpose.                The purpose of this 1st Constitution Bancorp 2020 Directors Stock Plan (the “Plan”) is to promote the success of 1st Constitution Bancorp, a New Jersey corporation (the “Company”), by providing a method whereby members of the Board of Directors of the Company and its subsidiaries who are not Employees of the Company or any of its Subsidiaries will be encouraged to further promote long-term shareholder value by increasing their personal interest in the continued success and progress of the Company.

2.           Definitions.           In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Change in Control” shall mean any of the following events occurring after the Effective Date:

(i)	the acquisition by any person, directly or indirectly, of beneficial ownership or power to vote more than thirty-five percent (35%) of the Company’s voting securities;

(ii)	during any period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board (the “Continuing Directors”) cease for any reason to constitute at least two-thirds (2/3) thereof; provided that, any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office shall be considered a Continuing Director;

(iii)	the consummation of a merger or consolidation (or similar transaction) of the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iv)	the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)	upon approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

A-1

The term “person” as used above means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein, or a person or persons acting as a group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under any employee benefit plan of the Company). Any other provision hereof to the contrary notwithstanding, no Change of Control shall be deemed to have occurred for purposes of the Plan as a result of any offering registered with the Securities and Exchange Commission of stock to the Company’s shareholders and/or other investors or other offering conducted by the Company to meet regulatory capital requirements at the demand of a bank regulatory authority.

(c)           “Code” shall mean the Internal Revenue Code of 1986, as amended, and any Treasury regulations promulgated thereunder.

(d)           “Common Stock” shall mean the Company’s common stock, and any other equity securities of the Company that may be substituted or resubstituted for Common Stock pursuant to Section 4(c) hereof.

(e)           “Director” shall mean a member of the Board who is not an Employee. The term Director shall also mean any member of the board of directors of a subsidiary or affiliate of the Company, who is not an Employee.

(f)            “Disability” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4)(i).

(g)           “Effective Date” shall mean the effective date specified in Section 12.

(h)           “Employee” shall mean an individual who is an active payroll employee of the Company or any of its Subsidiaries at a designated time.

(i)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and applicable rulings and regulations thereunder.

(j)            “Fair Market Value” shall mean the fair market value of Common Stock, as determined by the Board or under procedures established by the Board. Unless otherwise determined by the Board, the Fair Market Value of Common Stock as of any given date shall be determined as follows: (i) if the Common Stock is traded over-the-counter on the date in question, but is not classified as a national market issue, and the Common Stock is regularly traded in this manner, then Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; or (ii) if the Common Stock is traded over-the-counter on the date in question and is classified as a national market issue, and is regularly traded in this manner, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system for such date; or (iii) if the Common Stock is traded on a stock exchange on the date in question, and is regularly traded in this manner, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or (iv) in the event (i), (ii) or (iii) do not apply, in such manner as the Board shall determine. In all events, Fair Market Value shall be determined in accordance with Section 409A of the Code.

(k)           “Grantee” shall mean a person to whom an Option or an award of Restricted Stock or Restricted Stock Units has been granted under the Plan.

A-2

(l)            “Option” shall mean an option to purchase Common Stock granted under Section 5 of the Plan. All Options will be nonqualified stock options, and will not be “incentive stock options” under Section 422 of the Code.

(m)           “Restricted Stock” shall mean Common Stock granted to a Director under Section 7 which is subject to certain restrictions and to a risk of forfeiture.

(n)           “Restricted Stock Unit” shall mean a Director’s right, granted under Section 7, to receive one share of Common Stock (or the cash equivalent), subject to certain restrictions and to a risk of forfeiture, at the end of such restricted period.

(o)           “Subsidiary” shall mean an entity 50% or more of the voting securities of which are owned directly or indirectly by the Company and its Subsidiaries excluding for this purpose securities which are held by a Subsidiary that is a bank in a fiduciary capacity.

3.            Administration

(a)           The Board shall administer the Plan. The Board shall have full power and authority to grant Options, Restricted Stock and Restricted Stock Units pursuant to the provisions of the Plan, to interpret the provisions of the Plan and any agreements reflecting Options, Restricted Stock and Restricted Stock Units issued under the Plan, and to supervise the administration of the Plan, including the adoption of the rules and regulations for the administration of the Plan. The Board does not have the authority to accelerate the vesting of any Option, Restricted Stock award or Restricted Stock Unit award provided hereunder except in the case of death, Disability or a Change in Control. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

(b)           All decisions of the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, employees and Directors.

(c)           No member of the Board shall be liable for anything done or omitted to be done by him or her or any other member of the Board in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

4.            Shares Subject to the Plan

(a)           The shares of Common Stock to be delivered upon exercise of Options granted and for awards of Restricted Stock and Restricted Stock Units under the Plan may be made available from the authorized but unissued shares of the Company or treasury shares or from shares reacquired by the Company, including shares purchased in the open market, or any combination thereof.

(b)           Subject to adjustments made pursuant to the provisions of Section 4(c), the aggregate number of shares to be delivered upon the exercise of all Options and for awards of Restricted Stock and Restricted Stock Units shall not exceed sixty thousand (60,000) shares of Common Stock plus any remaining available shares under the 2015 Directors Stock Plan.

A-3

(c)           In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to Section 4(b) above, and the number or kind of shares subject to, and the Option price per share under, all outstanding Options and all outstanding awards of Restricted Stock and Restricted Stock Units shall be automatically adjusted so that the proportionate interest of the Grantee shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

(d)           If an Option granted under the Plan shall expire or terminate for any reason, or if a share of Restricted Stock or a Restricted Stock Unit shall be forfeited, then the shares of Common Stock subject to, but not delivered under, such Option (or the forfeited Restricted Stock or Restricted Stock Unit shares) shall be available for other Option, Restricted Stock and Restricted Stock Unit grants under the Plan.

(e)           In each of the following situations, the number of shares that are not delivered to the Grantee shall not be available for subsequent issuance under the Plan:

(i)             If any shares subject to an Option are not delivered to a Grantee because such shares are used to satisfy the Option exercise price;

(ii)            If any shares subject to an Option or an award of Restricted Stock or Restricted Stock Units are not delivered to a Grantee because such shares are used to satisfy any liability to withhold federal, state or local income or other taxes; and

(iii)           If any shares subject to a Restricted Stock Unit award are not delivered to a Grantee because such award is paid in cash instead of shares of Common Stock.

5.            Eligibility and Extent of Participation

(a)           Persons eligible to receive Options, Restricted Stock awards and Restricted Stock Unit awards under the Plan shall consist only of individuals who are Directors at the time of grant and who are not then Employees.

(b)           The Board is authorized to grant Options, Restricted Stock and/or Restricted Stock Units to Directors in such amounts and at such times and upon such terms as it deems prudent and reasonable, and such grants need not be uniform as to all Directors. The terms of such grants shall be set forth in written award documents, to be provided to the Grantees.

(c)           Options, Restricted Stock and Restricted Stock Units shall not be transferable by the Grantee other than by will or the laws of descent and distribution, and Options shall be exercisable during his or her lifetime only by him or her or any other Person authorized to exercise the Option in accordance with the terms of the Plan.

(d)           Notwithstanding any term to the contrary in this Plan or in the terms of any Option agreement granted hereunder, the Board is specifically authorized (but not obligated) to terminate and distribute the cash value of any Option to a Director, former Director, or his or her beneficiary(ies) in the event that the Company undergoes (or is to undergo) a merger, consolidation, acquisition, asset sale, or other similar corporate event, if following such transaction the Company will no longer be filing reports with the Securities and Exchange Commission under Section 12 of the Exchange Act, or if all or substantially all Common Stock of the Company will be held by an entity or its affiliates, or in such other event as the Board deems prudent.

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6.            Options.

(a)           Each Option granted under the Plan shall be evidenced by an agreement which shall be executed by the Grantee and, on behalf of the Company, by an officer of the Company, and shall contain such provisions consistent with the Plan as may be approved by the Board and may be supplemented and amended from time to time as approved by the Board.

(b)           The price at which shares of Common Stock may be purchased upon exercise of a particular Option shall be no less than 100 percent of the Fair Market Value of such shares at the time such Option is granted, but in no event less than the par value thereof (if any).

(c)           The Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price and withholding taxes, if any, may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Common Stock, other awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by, or forms in which, Common Stock will be delivered or deemed to be delivered in satisfaction of Options to Grantees (including deferred delivery of shares representing the Option “profit,” at the election of the Grantee or as mandated by the Board, with such deferred shares subject to any vesting, forfeiture or other terms as the Board may specify). To the extent that an Option exercise price and/or withholding taxes, if any, may be paid in Common Stock as provided above, Common Stock delivered by the Grantee may be Common Stock that acquired upon exercise of one or more other Options, but only if such Common Stock has been held by the Grantee for at least six months.

(d)           An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution. During the lifetime of a Grantee, an Option may be exercised only by the Grantee, or by a duly appointed legal guardian in the event of the legal disability of the Grantee. Except as specifically provided in the Plan, no person shall have any right to assign, transfer, alienate, pledge, encumber or subject to lien the benefits to which such person is entitled thereunder, and benefits under the Plan shall not be subject to adverse legal process of any kind. No prohibited assignment, transfer, alienation, pledge or encumbrance of benefits or subjection of benefits to lien or adverse legal process of any kind will be recognized by the Board, and in such case the Board may terminate the right of such person to such benefits and direct that they be held or applied for the benefit of such person, his or her spouse, children or other dependents in such manner and in such proportion as the Board deems advisable. If a person to whom benefits are due shall be or become incompetent, either physically or mentally, in the judgment of the Board, then the Board shall have the right to determine to whom such benefits shall be paid for the benefit of such person.

(e)           Options shall not be exercisable:

(i)           prior to the date on which the Option award document so states, nor after it expires, provided however, that an Option shall automatically become immediately exercisable in full if a Grantee ceases to be a Director by reason of his or her death or Disability, or upon a Change in Control, subject to applicable restrictions set forth in Section 11(a). Except to the extent otherwise provided in the Option grant agreement, unvested Options shall expire and be forfeited if a Director voluntarily ceases to be a Director;

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(ii)           unless payment in full is made at the time of exercise in accordance with the terms of the Option award; and

(iii)          unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Director, except that

(A)           if such person shall cease to be a Director for reasons other than a Change in Control or his or her death or Disability, while holding an Option that has not expired and has not been fully exercised, such person, at any time within three years of the date he or she ceased to be such a Director (but in no event after the Option has expired), may exercise the exercisable portion of such Option with respect to any shares of Common Stock as to which he or she had not exercised the Option on the date he or she ceased to be a Director; or

(B)           if any person to whom an Option has been granted under this Plan shall cease to be a Director as a result of a Change in Control or his or her death or Disability holding an Option that has not expired and has not been fully exercised, he or she, or his or her legal guardian or his or her executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such termination of Director status as a result of a Change in Control, death or Disability (but in no event after the Option has expired) exercise the Option.

(f)            It shall be a condition to the obligation of the Company to issue shares of Common Stock upon exercise of an Option, that the holder (or any beneficiary or person entitled to exercise such Option pursuant to the Plan) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares of Common Stock.

7.            Restricted Stock and Restricted Stock Units.

(a)           Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Board may determine at the date of grant (or thereafter). Except to the extent restricted under the terms of the Plan and any award document relating to Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirements imposed by the Board (and further subject to the provisions of subsection (f) below). In the case of Restricted Stock Units, no shares of Common Stock shall be issued at the time an award is made, and the Company shall not be required to set aside a fund for the payment of such award.

(b)           Restricted Stock and Restricted Stock Units will vest over such period as is determined by the Board, except that the Board may provide for earlier vesting in the event of a Change in Control or a Director’s death or Disability, subject to applicable restrictions set forth in Section 11(a).

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(c)           Upon termination of service as a Director during the applicable restriction period, Restricted Stock and Restricted Stock Units that are at that time subject to restrictions shall be forfeited and, in the case of Restricted Stock, reacquired by the Company.

(d)           Restricted Stock and Restricted Stock Units granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, then the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Grantee deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(e)           It shall be a condition to the obligation of the Company to issue or deliver shares of Common Stock upon vesting of a Restricted Stock award that the holder pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares of Common Stock.

(f)           As a condition to the grant of an award of Restricted Stock, the Board may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. With respect to Restricted Stock Units, the Board shall determine whether the Restricted Stock Unit award will be credited with dividend equivalents equal to dividends paid on Common Stock during the restricted period and, if so, when and in what form such dividend equivalents will be paid. Unless otherwise determined by the Board, Common Stock distributed in connection with a Common Stock split or Common Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property relates. For purposes of clarity, in no event shall any dividends or dividend equivalents be paid unless and until the award associated with such dividend or dividend equivalent has vested.

8.            Delivery of Shares. No shares shall be delivered pursuant to any exercise of an Option or vesting of Restricted Stock or Restricted Stock Units until the requirements of such laws and regulations as may be deemed by the Board to be applicable thereto are satisfied.

9.            Amendments, Suspension or Discontinuance. The Board may amend, suspend, or discontinue the Plan at any time. Except with the consent of a Grantee, no amendment, suspension or termination of the Plan shall impair the right of any recipient of any Options, Restricted Stock or Restricted Stock Units granted under the Plan, except to the extent otherwise provided herein.

10.          Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)           the adoption of a resolution of the Board terminating the Plan; or

(b)           ten years after the date the Plan is initially adopted.

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11.          Miscellaneous.

(a)           The Company may, to the extent deemed necessary or advisable by the Board, postpone the issuance or delivery of Common Stock upon exercise of an Option or vesting of Restricted Stock or Restricted Stock Units or payment of other benefits under any award until completion of such registration or qualification of such stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Board may consider appropriate, and may require any Grantee to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)           All expenses and costs in connection with the operation of the Plan shall be borne by the Company.

(c)           Proceeds from the sale of shares pursuant to Options granted under this Plan shall constitute general funds of the Company.

(d)           Upon any distribution of shares of Common Stock pursuant to any provision of the Plan, the distributee may be required to represent in writing that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The certificates for shares delivered under the Plan may include any legend which the Board or counsel for the Company deems appropriate to reflect any restrictions on transfers.

(e)           Except as expressly provided for in the Plan, no Director or other person shall have any claim or right to be granted an Option, Restricted Stock or Restricted Stock Unit under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any member of the Board or Director any right to be retained in the service of the Company or any of its subsidiaries or affiliates.

(f)           Notwithstanding anything else herein to the contrary, the minimum stated vesting period for Options and awards of Restricted Stock and Restricted Stock Units covering at least 95% of the shares of Common Stock reserved hereunder shall be one (1) year. Additionally, the maximum amount of compensation granted to any Director for services rendered or to be rendered as a member of the Board for any one calendar year shall not exceed one hundred thousand dollars ($100,000). For this purpose, the value of equity and equity instruments granted under this Plan shall be equal to fair value at the time of grant using U.S. GAAP. For purposes of clarity, such limitation shall not apply to non-compensatory payments or reimbursements for eligible out-of-pocket expenses. Such limitation shall apply to premiums paid on, or imputed income attributable to, bank owned life insurance for the Director under the Directors’ Insurance Plan.

12.          Effective Date. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative vote of the holders of a majority of the voting securities of the Company cast in person or by proxy and entitled to vote on the subject matter at a duly held meeting of the stockholders at which a quorum is present.

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Appendix B

Reconciliation of Non-GAAP Financial Measures1

(Dollars in thousands)	2019	2018
Net interest income	$47,336	$43,432
Provision for loan losses	1,350	900
Non-interest income	8,237	7,918
Non-interest expense	35,549	34,085
Net income before income taxes	18,674	16,365
Income taxes	5,040	4,317
Net income	13,634	12,048
Adjustments:
Revaluation of deferred tax assets	-	(28)
Merger-related expenses	1,730	2,141
Gain on bargain purchase	-	(230)
Income tax effect of adjustments [2]	(394)	(568)
Adjusted Net Income	$14,970	$13,363

Earnings per share:
Basic, as reported	$1.54	$1.45
Adjustments	0.15	0.16
Basic, as adjusted	$1.69	$1.61

Diluted, as reported	$1.53	$1.40
Adjustments	0.15	0.16
Diluted, as adjusted	$1.68	$1.56

Return on average assets:
As reported	1.06%	1.06%
Adjusted Net Income	$14,970	$13,363
Average assets	1,283,302	1,137,768
Adjusted return on average assets	1.17%	1.17%
Return on average shareholders' equity
As reported	9.87%	10.11%
Adjusted Net Income	$14,970	$13,363
Average equity	138,101	119,212
Adjusted return on average equity	10.84%	11.21%

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1 The Company used the non-GAAP financial measures, Adjusted net income, Adjusted net income per diluted share, Adjusted return on average total assets, Adjusted return on average shareholders' equity and tangible book value per common share, because the Company believes that it is helpful to readers in understanding the Company's financial performance and the effect on its financial statements of the merger-related expenses related to the Shore Merger in 2019 and the merger-related expenses and the gain from the bargain purchase related to the NJCB Merger in 2018 . These non-GAAP measures improve the comparability of the current period results with the results of the prior periods. The Company cautions that the non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company's GAAP financial results.

2 Tax effected at an income tax rate of 22.77%, less the impact of non-deductible merger-related expenses for 2019 and tax effected at an income tax rate of 30.09%, less the impact of non-deductible merger-related expenses and the non-taxable gain from the bargain purchase for 2018.

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0 ------------------ .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 1ST CONSTITUTION BANCORP Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on May 21, 2020 The undersigned hereby appoints Robert F. Mangano and Stephen J. Gilhooly, and each of them, with full power of substitution, as attorneys and proxies for the undersigned, to attend the 2020 Annual Meeting of Shareholders of 1st Constitution Bancorp (the “Company”), to be held on May 21, 2020, at 3:00 p.m. Eastern Time, over the Internet at https://web.lumiagm.com/230355398 (password: 1st2020) unless the Company publicly announces by press release and on its website a change to a physical location, or at any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows: (Continued and to be signed on the reverse side.) 1.1 1. The election of the following nominees as a director of the Company: Raymond R. Ciccone Edwin J. Pisani Roy D. Tartaglia Robert F. Mangano 2. The adoption of the 1st Constitution Bancorp 2020 Directors Stock Plan. 3. To conduct an advisory vote on executive compensation. 4. The ratification of the selection of BDO USA LLP as independent registered public accounting firm of the Company for the Company’s 2020 fiscal year. 5. In their discretion, on the conduct of other business if properly raised. ANNUAL MEETING OF SHAREHOLDERS OF 1ST CONSTITUTION BANCORP May 21, 2020 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20330 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00002222033300000000 3 052120 If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified, they will vote “FOR” the four nominees listed in Item 1, “FOR” the proposals set forth in Items 2, 3, and 4, and in their discretion on the conduct of other business if properly raised. This proxy is solicited by the Board of Directors of the Company. FOR WITHHOLD FOR AGAINST ABSTAIN Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/230355398 (password: 1st2020) and be sure to have available the control number. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00002222033300000000 3 052120 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20330 ANNUAL MEETING OF SHAREHOLDERS OF 1ST CONSTITUTION BANCORP May 21, 2020 If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified, they will vote “FOR” the four nominees listed in Item 1, “FOR” the proposals set forth in Items 2, 3, and 4, and in their discretion on the conduct of other business if properly raised. This proxy is solicited by the Board of Directors of the Company. 1. The election of the following nominees as a director of the Company: Raymond R. Ciccone Edwin J. Pisani Roy D. Tartaglia Robert F. Mangano 2. The adoption of the 1st Constitution Bancorp 2020 Directors Stock Plan. 3. To conduct an advisory vote on executive compensation. 4. The ratification of the selection of BDO USA LLP as independent registered public accounting firm of the Company for the Company’s 2020 fiscal year. 5. In their discretion, on the conduct of other business if properly raised. FOR WITHHOLD FOR AGAINST ABSTAIN